Exhibit 10.74

ANESIVA, INC.

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 20th day of January, 2009 (the “Effective Date”), by and among Anesiva, Inc., a Delaware corporation (the “Company”), and the investors set forth on Schedule 1 hereto (each an “Investor” and collectively, the “Investors”).

WHEREAS:

A. The Company requires additional financial support to enable the Company to maintain its operations, including continued payment of creditors and to secure additional time to try to effect a long-term solution to the Company’s financial needs or a sale or other liquidation of the Company in a manner to maximize the available return to creditors and stockholders of the Company. The Company, having explored all reasonable alternatives has, therefore, requested that the Investors enter into this Agreement for the purpose of providing additional financial support upon the terms of this Agreement. The Company, after diligent exploration, believes the terms offered by this Agreement are the only terms available to it. The Company believes that the entry of this Agreement will provide the Company with necessary financial support, helping to preserve the going concern value of the Company for the benefit of all creditors and other parties in interest, enabling the pay down of existing obligations and maximizing the returns to creditors as compared to any of the alternatives (including any bankruptcy proceedings – which would necessarily entail substantial adverse effects to the business of the Company and diminish value for all creditors, stockholders and other parties in interest).

B. Each of the Investors, other than entities managed or advised by CMEA Development Co. LLC, is a current stockholder of the Company.

C. Subject to the terms and conditions of this Agreement, the Investors have agreed upon the terms of this Agreement to purchase from the Company, and the Company has agreed to sell to the Investors, securities in the form set forth in Exhibit A.

D. In connection with the execution of this Agreement, the Company, each of the Company’s Subsidiaries (other than Anesiva Hong Kong Limited) (the “Subsidiary Guarantors”), CMEA Ventures VII, L.P., as collateral agent of the Investors, and the Investors are also entering into a Pledge, Security and Collateral Agent Agreement (as such may be amended or modified from time to time, the “Security Agreement”) in the form set forth in Exhibit B. The Security Agreement, among other things, provides that the Securities (as defined below) issued hereunder shall be secured obligations under such Security Agreement.

E. In connection with the execution of this Agreement, each of the Subsidiary Guarantors shall guaranty the obligations of the Company arising under this Agreement and the Related Documents (as defined below) pursuant to a form of Guaranty (as such may be amended or modified from time to time, the “Guaranty”) in the form set forth in Exhibit C.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

1.	AMOUNT AND TERMS OF THE SECURITIES

Subject to the terms and conditions of this Agreement, the Company agrees to sell and issue to the Investors, severally and not jointly, and the Investors agree to purchase from the Company securities in the form attached hereto as Exhibit A (each, as amended or otherwise modified from time to time, a “Security” and collectively, the “Securities”) in the aggregate principal amount of up to Seven Million Dollars ($7,000,000.00) (the “Aggregate Commitment”) with the Company issuing Securities in aggregate principal amount of up to Three Million Dollars ($3,000,000.00) in the Initial Closing (as defined below) and issuing Securities in aggregate principal amount of up to Four Million Dollars ($4,000,000.00) in the Subsequent Closings (as defined below) on the terms and conditions set forth in Section 2.2 below. All Securities shall be issued in the same form (with such changes as may be necessary to reflect the different Investors, principal amounts and issuance dates) and shall rank pari passu among themselves. No Securities shall be issued at a discount. The Lenders’ obligations hereunder are several and not joint obligations and no Lender shall have any liability to any Person for the performance or non-performance by any other Lender hereunder.

2.	THE CLOSINGS

2.1 Initial Closing. The initial closing (the “Initial Closing”) of the purchase and sale of the Securities to the Investors shall take place at the offices of Cooley Godward Kronish LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California, 94306 on the date hereof, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (the “Initial Closing Date”). At the Initial Closing, the Company agrees to issue and sell to the Investors and the Investors, severally and not jointly, agree, subject to the satisfaction or waiver of the conditions set forth in Section 5, to purchase Securities in the aggregate principal amount of Three Million Dollars ($3,000,000.00), with each Investor purchasing Securities in the principal amount equal to such Investor’s commitment as set forth under the heading “Initial Closing Commitment” on Schedule 1 (in each case, their “Initial Closing Commitment”).

2.2 Subsequent Closings. At any time prior to April 1, 2009, the Board of Directors (the “Board”) of the Company may, in its discretion, request a subsequent closing (each, a “Subsequent Closing,” and, together with the Initial Closing, the “Closings”); provided that (i) the amount requested by the Company in any Subsequent Closing shall not exceed Two Million Dollars ($2,000,000.00) per Closing; (ii) the Company may not request more than two Subsequent Closings; and (iii) the request for a Subsequent Closing must be approved in writing by the Majority Investors (as defined below). In the event that a Subsequent Closing is triggered in accordance with this Section 2.2, then, subject to Section 5, each Investor (or its Affiliates, designees or successor funds, as the case may be) may, in its sole discretion, purchase a Security in the principal amount equal to the product of (i) the amount requested by the Company in the Subsequent Closing multiplied by (ii) the quotient obtained by dividing (a) such Investor’s Initial Closing Commitment by (b) the aggregate Initial Closing Commitment of all of the Investors (with respect to each Investor, the “Investor Allocation Ratio”) or in such other amounts as the Investors shall agree or in such lesser amount as such Investor, in its sole discretion, may elect.

To the extent that any Investor fails to purchase its full principal amount of Securities pursuant to its Investor Allocation Ratio in a Subsequent Closing, then all other Investors purchasing Securities in such Subsequent Closing shall have the right (but not the obligation) to purchase such unsold Security amounts pursuant to their respective Investor Allocation Ratios or in such other amounts as the Investors shall agree. All sales at a Subsequent Closing shall be made on the terms and conditions set forth in this Agreement. In the event that a Subsequent Closing is triggered in accordance with this Section 2.2, the Subsequent Closing shall take place at such location and at such time as the Company and the Majority Investors shall mutually agree.

2.3 Delivery. At each Closing: (i) each Investor participating in such Closing will deliver to the Company in immediately available funds an amount equal to its investment amount calculated in accordance with this Section 2 and (ii) the Company shall deliver to each such Investor a Security dated the date of such Closing in a principal amount equal to the amount invested by such Investor.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed by the Company in the disclosure schedule delivered to the Investors on the date hereof (the “Disclosure Schedule”), the Company hereby represents and warrants to each Investor that the representations and warranties contained in this Section 3 are true, complete and correct and accurate in all respects. The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3, and the disclosures in any paragraph of the Disclosure Schedule shall qualify only the corresponding paragraph of this Section 3, unless it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company and each of the Subsidiary Guarantors has the corporate power and authority to own and operate its properties and assets, to execute and deliver (to the extent that it is a party to such agreement) (i) this Agreement, (ii) the Securities to be issued in connection with this Agreement, (iii) the Security Agreement, (iv) any Guaranty, (v) any Management Rights Letters requested by any Investors and (vi) all other agreements related to this Agreement and the Securities (the preceding clauses (ii) through (vi), collectively, together with all other agreements, instruments and documents delivered from time to time in connection herewith and therewith, as any or all of the foregoing may be supplemented or amended from time to time, the “Related Documents”), to issue and sell the Securities and to carry out the provisions of this Agreement and the Related Documents and to carry on its business as presently conducted and as proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not, or would not have, individually or in the aggregate, a material adverse effect on the business, assets, liabilities, financial condition or prospects of the Company and its Subsidiaries (a “Material Adverse Effect”).

3.2 Capitalization; Voting Rights.

(a) The capitalization of the Company as of September 30, 2008 is as set forth in the Form 10-Q for the period ended September 30, 2008 (the “Q3 Form 10-Q”), increased as set forth in the next sentence. The Company has not issued any Capital Stock since that date other than pursuant to (i) employee benefit plans disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “10-K”) or (ii) outstanding warrants, options or other securities disclosed in the Q3 Form 10-Q. The authorized Capital Stock of each Subsidiary of the Company is set forth on Schedule 3.2.

(b) Except as set forth in or contemplated by the Q3 Form 10-Q or the 10-K or as disclosed on Schedule 3.2 and other than the shares reserved for issuance under the Company’s stock option plans and stock purchase plan, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements to which the Company is a party, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Except as disclosed on Schedule 3.2, neither the offer, issuance or sale of the Securities, nor the consummation of any transaction contemplated hereby or by the Related Documents will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(c) All issued and outstanding shares of the Company’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable laws concerning the issuance of securities.

3.3 Authorization; Binding Obligations. All corporate action on the part of the Company and each of its Subsidiaries (including the respective officers and directors) necessary for the authorization of this Agreement and the Related Documents, the performance of all obligations of the Company and its Subsidiaries hereunder and under the Related Documents at the Closing and, the authorization, sale, issuance and delivery of the Securities has been taken or will be taken prior to the Closing. This Agreement and the Related Documents, when executed and delivered and to the extent it is a party thereto, will be valid and binding obligations of each of the Company and each of its Subsidiaries, enforceable against each such Person in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and general principles of equity that restrict the availability of equitable or legal remedies. The offer, sale and issuance of the Securities are not subject to any preemptive rights or rights of first refusal that will not have been properly waived or complied with. No vote of the stockholders of the Company is required in connection with the issuance and sale of the Securities or any of the other transactions contemplated by this Agreement and the Related Documents.

3.4 Liabilities. None of the Company nor any Subsidiary has liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other, except for those which (i) have been reflected in the SEC Reports or (ii) have arisen in the ordinary course of business consistent with past practices since September 30, 2008.

3.5 Agreements; Action. Except as set forth on Schedule 3.5:

(a) the Company has filed as an exhibit to an SEC Report all agreements and contracts required to be filed by Item 601 of Regulation S-K.

(b) Since December 31, 2007, neither the Company nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of Fifty Thousand Dollars ($50,000.00) or, in the case of indebtedness and/or liabilities individually less than Fifty Thousand Dollars ($50,000.00), in excess of One Hundred Fifty Thousand Dollars ($150,000.00) in the aggregate; (iii) made any loans or advances to any person not in excess, individually or in the aggregate, of One Hundred Thousand Dollars ($100,000.00), other than ordinary course advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c) For the purposes of subsections (a) and (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

3.6 Obligations to Related Parties. Except as set forth on Schedule 3.6, there are no obligations of the Company or any of its Subsidiaries to officers, directors, stockholders or employees of the Company or any of its Subsidiaries other than (a) for payment of salary for services rendered and for bonus payments; (b) reimbursement for reasonable expenses incurred on behalf of the Company and its Subsidiaries; and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board).

3.7 Changes. Since December 31, 2007, there has not been:

(a) any material change, except in the ordinary course of business, in the obligations of the Company or any of its Subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise;

(b) any damage, destruction or loss, whether or not covered by insurance, that has had, or could have, individually or in the aggregate, a Material Adverse Effect;

(c) any waiver not in the ordinary course of business by the Company or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(d) any material change in any compensation arrangement or agreement with any officer or director of the Company or any of its Subsidiaries;

(e) any labor organization activity related to the Company or any of its Subsidiaries; or

(f) any arrangement or commitment by the Company or any of its Subsidiaries to do any of the acts described in subsection (a) through (e) above.

3.8 Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 3.8, each of the Company and each of its Subsidiaries has good and marketable title to its respective properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent; (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company or any of its Subsidiaries; (c) those that have otherwise arisen in the ordinary course of business and (d) the Permitted Liens. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company and its Subsidiaries are in reasonably good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 3.8, the Company and its Subsidiaries are in compliance with all material terms of each lease to which it is a party or is otherwise bound.

3.9 Intellectual Property.

(a) Each of the Company and each of its Subsidiaries owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes reasonably necessary for its business as now conducted and to the Company’s knowledge, as presently proposed to be conducted (the “Intellectual Property”), without any known infringement of the rights of others.

(b) Neither the Company nor any of its Subsidiaries has received any written communications alleging that the Company or any of its Subsidiaries has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company or any of its Subsidiaries aware of any basis therefor.

3.10 Compliance with Other Instruments. Neither the Company nor any of its Subsidiaries is in violation or default of (x) any term of its Certificate of Incorporation, Bylaws or other organizational documents or (y) of any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Related Documents to which it is a party, and the issuance and sale of the Securities by the Company will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any of its Subsidiaries or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its Subsidiaries, their businesses or operations or any of their assets or properties.

3.11 Litigation. Except as described in the SEC Reports, (i) there are no legal or governmental actions, suits, proceedings or investigations pending and (ii) to the Company’s knowledge, there are no legal or governmental actions, suits, proceedings or investigations threatened, to which the Company or any of its Subsidiaries is or may be a party or subject or of which property of the Company or any of its Subsidiaries is or may be the subject, or related to applicable environmental or discrimination matters, or instituted by the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority, any state securities commission or other governmental or regulatory entity; and, to the Company’s knowledge, no labor disturbance by the employees of the Company or any of its Subsidiaries exists, or is imminent which is reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body.

3.12 Tax Returns and Payments. Each of the Company and each of its Subsidiaries has timely filed all tax returns required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed and all other taxes due and payable by the Company or any of its Subsidiaries on or before the Closing, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 3.12, neither the Company nor any of its Subsidiaries has been advised (a) that any of its returns have been or are being audited or (b) of any deficiency in assessment or proposed judgment to its taxes.

3.13 Employees. Except as set forth on Schedule 3.13, neither the Company nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company or any of its Subsidiaries. To the knowledge of the Company, no employee of the Company or any of its Subsidiaries has plans to terminate his or her employment relationship with the Company and its Subsidiaries. No director, officer or employee of or consultant to the Company or any of its Subsidiaries is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company and its Subsidiaries because of the nature of the business conducted or proposed to be conducted by the Company and its Subsidiaries, or relating to the use of trade secrets or proprietary information of others. The Company and each of its Subsidiaries is in compliance with all applicable laws, rules and contracts relating to employment, employment practices, wages, overtime, severance pay, bonuses and terms and conditions of employment, including employee compensation matters and required contributions to managers insurance and pension funds.

3.14 Registration Rights and Voting Rights. Except as set forth on Schedule 3.14, neither the Company nor any of its Subsidiaries is presently under any obligation, and neither the Company nor any of its Subsidiaries has granted any rights, to register any of the Company’s or its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 3.14, to the Company’s knowledge, no stockholder of the Company or any of its Subsidiaries has entered into any agreement with respect to the voting of equity securities of the Company or any of its Subsidiaries.

3.15 Compliance with Laws; Permits. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or would have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Related Documents and the issuance of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. Each of the Company and its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it.

3.16 Environmental and Safety Laws. Neither the Company nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 3.16, no Hazardous Materials (as defined below) are used or have been used, stored or disposed of by the Company or any of its Subsidiaries or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials that are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

3.17 Valid Offering. Assuming the accuracy of the representations and warranties of the Investors contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

3.18 SEC Reports. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2008. The Company has furnished or made available to the Investors copies of: (i) its Annual Report on Form 10-K for its fiscal year ended December 31, 2007; (ii) its Quarterly Reports on Form 10-Q for its fiscal quarters ended March 31, 2008, June 30, 2008 and September 30, 2008, and (iii) the Form 8-K filings which it has made during the fiscal year 2008 and fiscal year 2009 to date (collectively, the “SEC Reports” and, together with this Agreement and the Disclosure Schedule, the “Disclosure Materials”). Each SEC Report was, at the time of its filing, in compliance in all material respects with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the Company satisfies the registrant requirements set forth in General Instruction I.A. to Form S-3 for the use of a Registration Statement on Form S-3.

3.19 Internal Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed such disclosures controls and procedures to ensure that material information relating to the Company and its Subsidiaries is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s Form 10-K or 10-Q, as the case may be, is being prepared.

3.20 No Integrated Offering. Neither the Company, nor any of its Subsidiaries or Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

3.21 Food and Drug Administration.

(a) Neither the Company nor any of its Subsidiaries is debarred under the Generic Drug Enforcement Act of 1992 or otherwise excluded from or restricted in any manner from participation in, any government program related to pharmaceutical products and, to the knowledge of the Company, does not employ or use the services of any individual who is debarred or otherwise excluded or restricted.

(b) Each of the product candidates of the Company and its Subsidiaries is being, and at all times has been, developed, tested, manufactured and stored, as applicable, in substantial compliance in all material respects with all applicable statutes, laws or regulations.

(c) Neither the Company nor any of its Subsidiaries is subject to any pending or, to the knowledge of the Company, threatened, investigation by: (A) the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities,” set forth in 56 Fed. Reg. 46191 (September 10, 1991); (B) Department of Health and Human Services Officer of Inspector General or Department of Justice pursuant to the Federal Anti-Kickback Statute (42. U.S.C. Section 1320a-7(b)) or the Civil False Claims Act (31 U.S.C. Section 3729 et seq.); or (C) any equivalent statute of any other country. Neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, (1) any officer or employee of the Company or any of its

Subsidiaries, (2) any authorized agent of the Company or any of its Subsidiaries or (3) any principal investigator or sub-investigator of any clinical investigation sponsored by the Company or any of its Subsidiaries has, in the case of each of (1) through (3) on account of actions taken for or on behalf of the Company or any of its Subsidiaries, been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or foreign statute, law or regulation or under 21 U.S.C. Section 335a(b) or any similar state or foreign statute, law or regulation.

(d) No clinical trial of a product of the Company or any of its Subsidiaries has been suspended, put on hold or terminated prior to completion.

3.22 Accounts Receivable; Accounts Payable.

(a) All of the accounts receivable of the Company and its Subsidiaries are reflected on the Company’s balance sheet (the “Balance Sheet”) at December 31, 2007 (the “Balance Sheet Date”) in accordance with U.S. generally accepted accounting principles and represent bona fide completed sales made in the ordinary course of business, are valid claims and, to the Company’s best knowledge, are not subject to any set offs or counterclaims and are fully collectible in the normal course of business after deducting the reserve set forth in the Company’s Balance Sheet. Since the Balance Sheet Date, the Company and its Subsidiaries have collected their respective accounts receivable in the ordinary course and in a manner that is consistent with their prior practices. Neither the Company nor any of its Subsidiaries has any accounts receivable or loans receivable from any Person that is an Affiliate of the Company or any of its Subsidiaries or from any director, officer or employee of the Company or any of its Subsidiaries or any Affiliate thereof.

(b) All of the accounts payable and notes payable of the Company and each of its Subsidiaries arose in bona fide arms’ length transactions in the ordinary course of business, and no such account payable or note payable is delinquent by more than sixty (60) days in its payment. Since the Balance Sheet Date, the Company and its Subsidiaries have paid their respective accounts payable in the ordinary course and in a manner that is consistent with their respective prior practices. As of the date hereof, neither the Company nor any of its Subsidiaries have any accounts payable to any Person that is an Affiliate of the Company or any of its Subsidiaries or to any director, officer or employee of the Company or any of its Subsidiaries or any Affiliate thereof.

3.23 Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries has engaged, nor has any officer, director, employee or agent of the Company or any of its Subsidiaries engaged, in any act or practice that would constitute a violation of the Foreign Corrupt Practices Act of 1977, or any rules or regulations promulgated thereunder. There is not now, and there never has been, any employment by the Company or any of its Subsidiaries by, any governmental or political official in any country in the world.

3.24 Solvency. After giving effect to the transactions contemplated by this Agreement and the Related Documents, including, without limitation, the expenses to be incurred by the Company and its Subsidiaries in connection herewith and therewith, none of the Company or any of its Subsidiaries: (i) will be insolvent; (ii) will be left with unreasonably small capital with which to engage in its business; or (iii) will have incurred debts beyond its ability to pay such debts as they mature.

3.25 Change of Control Benefits. Neither the consummation of any Change of Control (either alone or in connection with any other event, including any termination of employment or service), will (i) result in any payment (including any bonus, golden parachute or severance payment) becoming due to any employee or consultant of the Company or any of its Subsidiaries; (ii) result in any forgiveness of indebtedness owing by any employee or consultant of the Company or any of its Subsidiaries to the Company or any of its Subsidiaries or, to the knowledge of the Company, owing by any employee of the Company or any of its Subsidiaries to any third party; (iii) materially increase the benefits payable by the Company or any of its Subsidiaries, or (iv) result in any acceleration of the time of payment or vesting of any such benefits.

3.26 Full Disclosure. Neither this Agreement, the Related Documents or the exhibits and schedules hereto and thereto or any other information provided by the Company or its agents to the Investors in connection with the transactions contemplated by this Agreement and the Related Documents contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.

4.	REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor hereby, severally and not jointly, represents and warrants to the Company, as of the date hereof, as to itself only, as follows:

4.1 Purchase for Own Account. Such Investor represents that it is acquiring the Securities solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in or otherwise distributing the same. Such Investor is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer. Such Investor further represents that it has full power and authority to enter into this Agreement and the Related Documents to which it is a party and all such agreements, when executed and delivered by such Investor, shall constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditor’s rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.2 Information and Sophistication. Such Investor represents that it has reviewed the Disclosure Materials and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities. Such Investor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment. The foregoing, however, shall not be deemed in any way to limit the scope of the representations and warranties of the Company in Section 3 or the ability of the Investors to rely thereupon.

4.3 Ability to Bear Economic Risk. Such Investor acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of the investment.

4.4 Further Limitations on Disposition. Such Investor understands that the Securities are characterized as “restricted securities” for the purposes of federal securities laws and are being acquired in a transaction not involving a public offering, have not been registered under the Securities Act and that such securities may only be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available and that the Company is not required to register the Securities under the Securities Act. Such Investor acknowledges that it is familiar with Rule 144 promulgated under the Securities Act and understands the resale limitation imposed thereby.

4.5 Experience. Such Investor is an “accredited investor” as such term is defined in Rule 501 under the Securities Act.

4.6 No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.7 Certain Trading Activities. Other than with respect to the transactions contemplated herein, since the time that such Investor was first contacted by the Company or any other Person regarding the transactions contemplated hereby, neither such Investor nor any Affiliate of such Investor which (i) had knowledge of the transactions contemplated hereby, (ii) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, and (y) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Investor or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities). Notwithstanding the foregoing, in the case of an Investor and/or Trading Affiliate that is, individually or collectively, a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s or Trading Affiliate’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s or Trading Affiliate’s assets, the representation set forth above shall apply only with respect to the portion of assets managed by the portfolio managers that have knowledge about the financing transaction contemplated by this Agreement. Other than to other Persons party to this Agreement and to advisors, such Investor has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes of this Section 4.7, “Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

4.8 Regulation M. Such Investor is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Company’s Common Stock and other activities with respect to the Company’s Common Stock by the Investors.

4.9 California Securities Laws. Such Investor acknowledges and agrees that the sale of the Securities has not been qualified with the Commissioner of Corporations of the State of California and the issuance of such securities or the payment or receipt of any part of the consideration for such securities prior to such qualification is unlawful, unless the sale of securities is exempt from qualification by Section 25100, 25102 or 25105 of the California Corporations Code. The rights of all parties to this agreement are expressly conditioned upon such qualification being obtained, unless the sale is so exempt.

4.10 Legends. Each Security may bear a form of the following legends:

(a) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAW. NO SALE, PLEDGE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAW OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.”

(b) Any legend required by applicable corporations or securities laws of any state.

5.	CONDITIONS TO EACH CLOSING OF INVESTORS

The Investors’ obligation to lend money to the Company at each Closing is subject to the satisfaction or waiver, each at the discretion of the Investors, of the following conditions:

5.1 Representations and Warranties. Subject to receipt by the Investors of an update to the Disclosure Schedule in a form acceptable to the Investors, the representations and warranties of the Company contained in Section 3 shall be true and correct on and as of the applicable Closing.

5.2 Performance. The Company and its Subsidiaries shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement and the Related Documents that are required to be performed or complied with by it on or before the applicable Closing, including the filing of UCC-1 financing statements and appropriate filings with the Patent and Trademark Office.

5.3 Compliance Certificate. The Company shall have delivered to each Investor a certificate of the Company executed by its Chief Executive Officer and Chief Financial Officer, dated as of the applicable Closing, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

5.4 Security Agreement. The Company, the Subsidiary Guarantors and the Investors shall have executed and delivered the Security Agreement and such agreement shall be in full force and effect.

5.5 Guaranty. Each of the Subsidiary Guarantors shall have executed and delivered a Guaranty for the benefit of the Investors and such agreement shall be in full force and effect.

5.6 Consents and Approvals. All consents, approvals, waivers, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other Person necessary to be obtained, made or given as of the applicable Closing in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, without the imposition upon the Company of any condition, restriction or required undertaking.

5.7 Proceedings. All corporate and other proceedings taken or required to be taken by the Company and in connection with the transactions contemplated hereby, including the approvals by the Board and the Special Committee, shall be reasonably satisfactory in form and substance to the Investors and all documents incident thereto shall have been executed and delivered to the Investors or their counsel, and shall be reasonably satisfactory in form and substance to the Investors and their counsel. In addition, the Company shall have delivered good standing certificates and tax good standing certificates with respect to the Company and its Subsidiaries from each jurisdiction in which such Person is incorporated and in which such Person is qualified to do business.

5.8 Legal Opinion. The Investors shall have received from Cooley Godward Kronish LLP, corporate counsel for the Company, an opinion, dated as of the applicable Closing, in substantially the form agreed to as of the date hereof.

5.9 Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investors at the applicable Closing a certificate certifying: (a) the Company’s Certificate of Incorporation as in effect as of the applicable Closing; (b) the Bylaws of the Company as in effect as of the applicable Closing; (c) resolutions of the Board approving this Agreement, the Related Documents and the transactions contemplated hereby and thereby; and (d) resolutions of the Special Committee of the Board recommending to the Board this Agreement, the Related Documents and the transactions contemplated hereby and thereby.

5.10 Due Diligence. The Investors shall be satisfied in their sole discretion at the applicable Closing with the diligence review of the business, legal, accounting and other investigations undertaken by the Investors and their advisors and agents with respect to the Company, and each Investor shall have obtained the approval of such Investor’s investment committee.

5.11 Financing Statements. The Company shall have authorized the Collateral Agent (as defined in the Security Agreement), for the benefit of the Investors, to prepare and file such financing statements and other instruments, including, without limitation, the filing of UCC-1 financing statements and appropriate filings with the Patent and Trademark Office (collectively, “Financing Statements”), as the Collateral Agent shall require in order to perfect and maintain the continued perfection of the first priority security interest created by the Security Agreement and the other applicable Related Documents and the Company hereby authorize the Collateral Agent to prepare and file such Financing Statements.

5.12 Search Results; Lien Terminations. The Collateral Agent shall have received search reports of filings with appropriate government agencies, dated a date reasonably near to the applicable Closing, showing that there are no Liens on the assets of the Company or any of its Subsidiaries (in each case, under their present names or any previous names) other than Permitted Liens.

5.13 Existing Creditors. The Company shall have obtained settlement with (or be actively conducting negotiations with) its existing creditors to the satisfaction, in their sole discretion, of the Investors.

5.14 Employee Plans. The Company shall have amended the existing executive change in control and severance benefit plan or other similar payment arrangements of the Company (collectively, the “Employee Plans”) that would be triggered by a Change in Control as directed in the sole discretion of the Investors. The Company shall have adopted the Amended and Restated Executive Change In Control and Severance Benefit Plan in the form attached hereto as Exhibit D.

5.15 Management Rights Letters. The Company and each Investor requesting one shall have entered into a Management Rights Letter in a form acceptable to such Investor (each, a “Management Rights Letter” and, collectively, the “Management Rights Letters”).

5.16 Indemnification Agreements. The Company shall enter into an indemnification agreement with each member of the Board and their affiliated funds in a form satisfactory to the Investors in their sole discretion.

5.17 D&O Insurance. As of each applicable Closing, the Company shall have in full force and effect directors’ and officers’ liability insurance with coverage satisfactory to the Investors in their sole discretion.

5.18 Stock Certificates. The Collateral Agent shall have received all certificates, instruments and other documents representing all Capital Stock being pledged pursuant to the Security Agreement and stock powers for such certificates, instruments and other documents executed in blank.

5.19 No Event of Default. No event shall have occurred and be continuing or would result from the consummation of the applicable Closing that would constitute an Event of Default.

6.	REGISTRATION, TRANSFER AND EXCHANGE OF SECURITIES

6.1 Register. The Company shall keep, at its sole cost and expense, books for the registration of the Securities as to both principal and returns on such principal, the name and address of each holder of the Securities and the registration of any transfer of the Securities (the “Register”). Included in the Register shall be notations as to whether the Securities have been accelerated or prepaid or otherwise paid or cancelled, and, in the case of a mutilated, destroyed, lost or stolen Security, whether such Security has been replaced. The failure of the Company to make a notation in the Register shall in no way affect the validity of any sale, transfer or assignment of the Security made in compliance with this Agreement.

6.2 Transfer. Subject to Section 4.2, each Investor shall be entitled to transfer its Security(ies) in any manner permitted by applicable law and to the registration of such transfer by the Company in the name of such transferee or transferees as shall be specified by the Investor. In the event of a proposed transfer, the transferring Investor shall give written notice to the Company of such Investor’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either: (i) a written opinion of legal counsel, who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Security may be effected without registration under the Securities Act or (ii) a “no action” letter from the SEC to the effect that the transfer of such Security without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such restricted securities shall be entitled to transfer such restricted securities in accordance with the terms of the notice delivered by such holder to the Company; provided, however, that no opinion or “no action” letter need be obtained with respect to a transfer to: (a) an affiliate (as such term is defined in the Securities Act) of the Investor; (b) a partner, active or retired, of the Investor; (c) the estate of any such partner; or (d) the spouse, children, grandchildren or spouse of such children or grandchildren of any holder or to trusts for the benefit of the Investor or such Persons. In connection with any transfer in accordance with this Section 6.2 and at all other times hereunder, the Investor shall be entitled to surrender its Security to the Company together with a written request for the issuance of one or more new Securities, specifying the denomination or denominations thereof and, in the case of a transfer of a Security, the name and address of the new transferee or transferees. As soon as reasonably practicable, the Company shall issue a new Security bearing the same rate or return and in the same form, in the same aggregate principal amount as the Security being surrendered, registered in the name specified in the written request from such Investor. Each such new Security shall be dated and bear a rate of return from the date to which returns shall have been paid on the surrendered Security or dated the date of the surrendered Security if no returns shall have been paid thereon. Each Security presented or surrendered for reissuance and registration of a new Security shall be endorsed, or, in the case of a transfer of a Security, shall be accompanied by a duly executed written instrument of transfer in an appropriate form. The applicable Investor shall be responsible for any transfer taxes associated with the transfer of any Security. Any transferee, by its acceptance of a Security registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 4. Notwithstanding the foregoing, any such transferee shall execute and deliver a counterpart of this Agreement, the Security Agreement and the Guaranty to the Company and the Investors, in form and substance satisfactory to the Majority Lenders, and, by delivering such counterpart, such transferee shall be deemed to agree to be bound by the provisions of this Agreement, the Security Agreement, the Guaranty and the other Related Documents.

6.3 Reliance of Register. The Company and the Investors may treat the Person in whose name any Security is registered on the Register as the absolute owner of such Security for all purposes, and all payments in respect of a Security made to any such Person or upon such Person’s order shall satisfy and discharge the liability of the Company or the Investor (as the case may be) on such Security to the extent of the sum or sums so paid.

6.4 Mutilated, Destroyed, Lost or Stolen Securities. In case any Security shall become mutilated or defaced, or be destroyed, lost or stolen, the Company shall execute and deliver a new Security of like principal amount in exchange and substitution for the mutilated or defaced Security, or in lieu of and in substitution for the destroyed, lost or stolen Security. In the case of a mutilated or defaced Security, the relevant Investor shall surrender such Security to the Company. In the case of any destroyed, lost or stolen Security, such Investor shall furnish to the Company: (i) evidence to the Company’s satisfaction of the destruction, loss or theft of such Note and (ii) such security or indemnity as may be reasonably required by the Company.

7.	AFFIRMATIVE COVENANTS

The Company hereby covenants that so long as any portion of any Security remains outstanding:

7.1 Notices. The Company shall notify each Investor within five (5) Business Days after the Board of Directors or senior officers of the Company has knowledge or becomes aware of the occurrence of: (i) any action, suit or proceeding before any arbitrator, court or governmental department, domestic or foreign, pending, or to the Company’s knowledge, threatened against or affecting the Company or any Subsidiary of the Company, which if adversely determined could have a Material Adverse Effect or (ii) any material dispute or default by the Company, any of its Subsidiaries or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which would reasonably be expected to have a Material Adverse Effect.

7.2 Existence. The Company shall maintain and preserve the existence, present form of business and all rights and privileges necessary or desirable in the normal course of business of the Company and its Subsidiaries; and keep all of the property of the Company and its Subsidiaries in good working order and condition, ordinary wear and tear excepted.

7.3 Insurance. The Company shall (and shall cause its Subsidiaries to) obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by the Company or such Subsidiary, as applicable, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by the Majority Investors. Such insurance policies must be in form and substance reasonably satisfactory to the Majority Investors, and shall list the Collateral Agent as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to the Majority Investors. The Company shall furnish to the Collateral Agent such endorsements, and upon the Collateral Agent’s request, copies of any or all such policies. If no Event of Default has occurred and is continuing, proceeds payable under any casualty policy will, at the Company’s option, be payable to the Company to replace the property subject to the claim, provided that such replacement property shall be deemed part of the

Collateral (as defined in the Security Agreement). If an Event of Default has occurred and is continuing, then, at the Majority Investors’ option, the proceeds payable under any casualty policy will be payable to the Investors and applied toward satisfaction of the Securities Amounts.

7.4 Accounting Records. On and after the date of this Agreement, the Company shall (and shall cause its Subsidiaries to) maintain adequate books, accounts and records, and prepare all financial statements in accordance with U.S. generally accepted accounting principles, and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over the Company, such Subsidiary or the business of the Company or such Subsidiary.

7.5 Compliance with Laws. The Company shall (and shall cause its Subsidiaries to) comply with all laws, rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, the Company, such Subsidiary or the business of the Company or such Subsidiary, and with all material agreements to which the Company or such Subsidiary is a party, except where the failure to so comply would not have a Material Adverse Effect.

7.6 Taxes and Other Liabilities. The Company shall (and shall cause its Subsidiaries to) pay all of Indebtedness (as defined below) of the Company or such Subsidiary when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which the Company shall maintain appropriate reserves; and timely file all required tax returns.

7.7 Special Collateral Covenants. The Company shall (and shall cause its Subsidiaries to):

(a) do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and saleable condition, ordinary wear and tear excepted, deal with the Collateral in all ways as are considered good practice by owners of like property and use the Collateral lawfully and, to the extent applicable, only as permitted by the insurance policies of the Company and its Subsidiaries;

(b) maintain, or cause to be maintained, complete and accurate Records (as defined below) relating to the Collateral;

(c) upon reasonable prior notice at reasonable times during normal business hours with reasonable prior notice, permit the Investors’ officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with the officers and employees of the Company and its Subsidiaries, and, in the case of any Rights to Payment (as defined below), with any Person which is or may be obligated thereon;

(d) at the request of the Majority Investors, firmly affix a decal, stencil or other marking to designated items of Equipment (as defined below), indicating thereon the security interest of the Investors; and

(e) obtain and maintain such acknowledgments, consents, waivers and agreements from the owner, lienholder, mortgagee and landlord with respect to any real property on which Collateral is located as the Majority Investors may reasonably require, all in form and substance satisfactory to the Majority Investors.

7.8 Financing Statements and Other Actions. The Company shall execute and deliver to the Collateral Agent all financing statements, notices and other documents (including, without limitation, any filings with the Patent and Trademark Office) from time to time as may be reasonably requested by the Majority Investors to maintain a first priority perfected security interest in the Collateral in favor of the Investors; and perform such other acts, and execute and deliver to the Investors such additional conveyances, assignments, agreements and instruments, as the Majority Investors may at any time reasonably request in connection with the administration and enforcement of this Agreement or the Investors’ rights, powers and remedies hereunder.

7.9 Tax Characterization. The Company and each Investor agree (and agree to cause their respective owners or Affiliates) to treat the Securities as equity, not debt, for all U.S. tax purposes and not to take any position inconsistent with such U.S. tax treatment for U.S. tax purposes to the extent permitted by law.

7.10 Rights Offering. The Company and the Investors acknowledge and agree that the Company anticipates, upon approval by the Board of Directors, to offer to its stockholders non-transferable subscription rights to purchase Securities in an aggregate principal amount of up to Three Million Dollars ($3,000,000.00). In such event, each Investor hereby agrees to waive any right to participate in any such rights offering, except to the extent that not all of the principal amount of Securities offered in any such rights offering are purchased by the Company’s stockholders (excluding the Investors).

7.11 Further Assurances. The Company shall, and shall cause any of its Subsidiaries to, take such actions as are necessary or as the Collateral Agent or the Majority Lenders may reasonably request from time to time (including the execution and delivery of joinders and/or guaranties to this Agreement and any other applicable Related Documents, termination statements, deposit account control agreements, securities account control agreement and other documents, the filing or recording of any of the foregoing, and the delivery of stock certificates and other collateral with respect to which perfection is obtained by possession) to ensure that the obligations of the Company and its Subsidiaries hereunder and under the other Related Documents are secured by substantially all of the assets, equity securities and personal property of the Company and its Subsidiaries (whether now existing or promptly upon the acquisition or creation thereof after the date hereof).

7.12 Additional Subsidiaries. If any additional Subsidiary of the Company is formed or acquired after the Effective Date, the Company shall, within three Business Days after such Subsidiary is formed or acquired, (i) notify the Collateral Agent and the Lenders thereof, (ii) cause such Subsidiary to execute and become a party to a guaranty of the obligations hereunder, the Security Agreement or any other security agreement, and such other Related Documents in favor of the Collateral Agent as the Collateral Agent may request and (iii) pledge one hundred percent (100%) of the Capital Stock of such Subsidiary (except that the Company or any of its

Subsidiaries shall not be required to pledge more than 65% of the outstanding voting Capital Stock of any Subsidiary organized under the laws of any jurisdiction outside the United States of America) to the Collateral Agent pursuant to the Security Agreement or any other security agreement. The Company agrees to provide such evidence as the Collateral Agent shall request as to the perfection and priority status of each security interest and Lien created by such security documents.

8.	NEGATIVE COVENANTS

8.1 Restrictions on Fundamental Changes. Except with the prior written approval of the Majority Investors, neither the Company nor any of its Subsidiaries will merge with or consolidate into, or acquire all or substantially all of the assets of, any Person, or sell, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all or any material amount of its assets or commence any Insolvency Proceeding with respect to itself; or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or dissolve or terminate of the business of the Company or any Subsidiary.

8.2 Change of Control. In the event of a Change of Control of the Company, the Company agrees to pay to the Investors an amount equal to seven (7) times the sum of the outstanding principal amount of the Securities, plus all accrued but unpaid returns thereon. Except as otherwise set forth herein, the payments on the Securities pursuant to this Section 8.2 shall constitute the payment in full of the Securities. The Company acknowledges and agrees that this Section 8.2 is a material inducement to incent the Investors to lend funds to the Company at a time when the Company requires additional financial support to enable the Company to maintain its operations, and after the Company, having diligently explored all reasonable alternatives, has requested that the Investors provide additional capital for the Company to meet its short-term obligations, help to preserve the going concern value of the Company for the benefit of all creditors, stockholders and other parties in interest, enable the pay down of existing obligations and maximize the returns to creditors as compared to any of the alternatives (including any bankruptcy proceedings – which would necessarily entail substantial adverse effects to the business of the Company and diminish value for all creditors, stockholders and other parties in interest).

8.3 Distributions. Except with the prior approval of the Majority Investors, neither the Company nor any of its Subsidiaries will declare or pay any dividends in respect of their Capital Stock, or purchase, redeem, retire or otherwise acquire for value any of their Capital Stock now or hereafter outstanding, return any capital to their stockholders as such, or make any distribution of assets to their stockholders as such, or permit any of its Subsidiaries to purchase, redeem, retire or otherwise acquire for value any stock of the Company, except that the Company may: (i) declare and deliver dividends and distributions payable solely in Common Stock of the Company and (ii) purchase shares or options of employees, consultants and other service providers in accordance with stock option, stock issuance or other stock purchase plans and employment contracts of the Company.

8.4 Indebtedness. Except with the prior approval of the Majority Investors, neither the Company nor any Subsidiary will create, incur, assume or otherwise become liable for or suffer to exist any Indebtedness (including under existing facilities), other than: (i) Indebtedness for borrowed money to the Investors hereunder; (ii) Guaranty and any other guarantees by any Subsidiaries of the Company of Indebtedness of the Company incurred hereunder; (iii) Indebtedness consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company in the ordinary course of business; (iv) Indebtedness incurred for the purpose of financing the acquisition of equipment provided that the principal amount therefore does not exceed the purchase price of such equipment; and (v) Indebtedness consisting of accounts payable to trade creditors for goods and services and expenses (other than for borrowed money), in each case incurred in the ordinary course of business as presently conducted.

8.5 Liens. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary will create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, revenues or assets, whether now owned or hereafter acquired except for any of the following (“Permitted Liens”): (i) Liens in favor of the Investors in respect of the indebtedness hereunder and under the Security Agreement and in connection with the Rights Offering; (ii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with U.S. generally accepted accounting principles; (iii) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings; (iv) Liens consisting of deposits or pledges to secure the payment of worker’s compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business; (v) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vi) non-exclusive licenses granted in the ordinary course of business and consistent with past practices; and (vii) Liens upon or in any equipment acquired or held by the Company or any Subsidiary to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, provided that the Lien is confined solely to the equipment so acquired and accessions thereon.

8.6 Capital Expenditures. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall make any Capital Expenditures in excess of One Hundred Thousand Dollars ($100,000.00) in any one instance or series of related instances.

8.7 Use of Proceeds. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall use any proceeds from any of the Securities hereunder, directly or indirectly, for the purposes of repaying any pre-existing debt of the Company or any of its Subsidiaries.

8.8 Affiliate Transactions. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall enter into any transaction, including the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate, except a transaction or contract which is in the ordinary course of the business of the Company or such Subsidiary, as applicable, and which is upon fair and reasonable terms not less favorable to the Company or such Subsidiary, as applicable, than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.

8.9 Investments. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall make loans to, investments in or purchase securities of any Person or Subsidiary, or otherwise extend credit to any Person or Subsidiary (other than extensions of trade credit arising from the sale of goods or services in the ordinary course of business) or loans or advances to employees for travel expenses as approved by the Board, in amounts in excess of Ten Thousand Dollars ($10,000.00) individually or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

8.10 Sales of Assets. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of its assets except: (i) non-exclusive licenses of Intellectual Property in the ordinary course of business consistent with industry practice; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by the Company in its reasonable judgment); (iii) Transfers of Inventory (as defined below); (iv) Transfers constituting Permitted Liens; and (v) Transfers of assets (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

8.11 Other Business. Except with the prior written approval of the Majority Investors, neither the Company nor any Subsidiary shall engage in any material line of business other than the business that the Company or such Subsidiary conducts or intends to conduct as of the Effective Date.

8.12 Deposit Accounts and Securities Accounts. Except with the prior written approval of the Majority Investors, neither the Company nor its Subsidiaries shall maintain any Deposit Accounts or accounts holding securities owned by the Company or any Subsidiary except for Deposit Accounts and securities/investment accounts, in each case, with respect to which the Company or the Subsidiary, as applicable, and the Investors shall have taken such action as the Majority Investors reasonably deem necessary to obtain a perfected first security interest therein, including the execution and delivery of control agreements in favor of the Collateral Agent.

8.13 Documents of Title. Except with the prior written approval of the Majority Investors or with respect to Permitted Liens, neither the Company nor any Subsidiary shall sign or authorize the signing of any financing statement or other document naming the Company or such Subsidiary, as applicable, as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to the Collateral Agent, or those naming the Collateral Agent as secured party.

8.14 Debt or Equity Offering. Except with the prior written approval of the Majority Investors, neither the Company nor any of its Subsidiaries shall issue, deliver, sell, authorize, grant, pledge or otherwise encumber any shares of Capital Stock or any securities convertible into shares of Capital Stock, or any debt or convertible debt securities, or subscriptions, rights, warrants or options to acquire any shares of Capital Stock or any securities convertible into shares of Capital Stock, or enter into other agreements or commitments of any character obligating it to issue any such shares, debt or convertible securities, other than (i) the issuance, delivery and/or sale of shares of the Company’s Common Stock pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement; (ii) the issuance or delivery of shares of the Company’s Common Stock pursuant to the exercise of warrants outstanding on the date of this Agreement; and (iii) as contemplated by this Agreement.

8.15 Certain Agreements on Rights to Payment. Except with the prior written approval of the Majority Investors or as done in the ordinary course of business, neither the Company nor any Subsidiary shall make any material discount, credit, rebate or other reduction in the original amount owing on a Rights to Payment or accept in satisfaction of a Rights to Payment less than the original amount thereof.

9.	EVENTS OF DEFAULT; ACCELERATION

9.1 Events of Default. The occurrence of any of the following, upon written notice by the Majority Investors to the Company, shall constitute an “Event of Default.” An Event of Default that has not been cured within the applicable period of time or waived by the Majority Investors in accordance with the terms hereof shall, at the option of the Majority Investors (1) make all sums of unpaid principal and returns on the Securities and any Securities Amounts and other amounts due and owing under this Agreement or any Related Document immediately due and payable (including, in the case where the underling Event of Default would trigger the Company’s obligations set forth in Section 8.2 hereof, the sums due pursuant to Section 8.2) and (2) give the Investors the right to exercise any other right or remedy provided by contract or applicable law:

(a) the Company shall fail to pay any principal or returns due under the Securities, or fail to pay any fees or other charges when due under this Agreement or any of the Related Documents, and such failure continues for three (3) Business Days or more after the same first becomes due;

(b) any representation or warranty made, or financial statement, certificate or other document provided, by the Company or any Subsidiary under this Agreement or any Related Document shall prove to have been false or misleading in any material respect when made or deemed made herein;

(c) any registration statement, proxy statement, report or other document filed by the Company under the Securities Act or the Exchange Act shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(d) the Company or any Subsidiary shall fail to pay or admit its inability to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against the Company or any Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or the dissolution or termination of the business of the Company or any Subsidiary;

(e) the Company or any Subsidiary shall be in default beyond any applicable period of grace or cure under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Investor or to any other Person that results in the acceleration of payment of such obligation in an amount in excess of One Hundred Thousand Dollars ($100,000.00);

(f) any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by the Company or any Subsidiary shall have any unfunded liabilities, any of which, in the reasonable judgment of the Majority Investors, would reasonably be expected to have a Company Material Adverse Effect;

(g) any sale, transfer or other disposition of all or a substantial or material part of the assets of the Company or any Subsidiary, including, without limitation, to any trust or similar entity, shall occur, except where such transaction is consented to by the Majority Investors;

(h) any judgment(s) singly or in the aggregate in excess of One Hundred Thousand Dollars ($100,000.00) shall be entered against the Company or any Subsidiary that remain unsatisfied, unvacated or unstayed pending appeal for forty-five (45) or more days after entry thereof;

(i) the Company or any Subsidiary shall fail to perform or observe any covenant contained in this Agreement;

(j) the Company’s Cash and Cash Equivalents (as defined below) shall fall below Two Hundred Fifty Thousand Dollars ($250,000.00);

(k) there shall be a Material Adverse Effect on the Company and its Subsidiaries (for the avoidance of doubt, the departure of key members of the Company’s management shall constitute a Material Adverse Effect) or the Collateral shall be impaired; and

(l) the Company or any Subsidiary shall fail to perform or observe any covenant or agreement contained in this Agreement or any Related Document (other than a covenant that is dealt with specifically elsewhere in this Article 9) and, if capable of being cured, the breach of such covenant is not cured within thirty (30) days after the sooner to occur of the Company’s receipt of notice of such breach from the Majority Investors or the date on which such breach first becomes known to any officer of the Company; provided, however, that if such breach is not capable of being cured within such thirty (30)-day period and the Company timely notifies the Majority Investor of such fact and the Company diligently pursues such cure, then the cure period shall be extended to the date requested in the Company’s notice but in no event more than ninety (90) days from the initial breach; provided, further, that such additional sixty (60)-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding one hundred eighty (180) days or which is a willful and knowing breach by the Company or any Subsidiary.

No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative.

9.2 Remedies Upon Default. (a) Upon the occurrence and during the continuance of an Event of Default described in Section 9.1(c), each of (i) the unpaid principal amount of and accrued returns on the Securities and (ii) all other Securities Amounts shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and (b) upon the occurrence and during the continuance of any other Event of Default, the Investors shall be entitled to, at their option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law, and exercise any or all of their rights and remedies provided for in this Agreement and in any Related Document. The obligations of the Company under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Securities Amounts is rescinded or must otherwise be returned by a Investor upon, on account of or in connection with, the insolvency, bankruptcy or reorganization of the Company, any Subsidiary or otherwise, all as though such payment had not been made.

9.3 Sale of Collateral. In addition to any other rights set forth in this Agreement or any of the Related Documents, upon the occurrence and during the continuance of an Event of Default, the Investors may sell all or any part of the Collateral, at public or private sales, to themselves, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as the Investors may deem commercially reasonable. To the extent permitted by law, the Company hereby specifically waives all rights of redemption and any rights of stay or appraisal that it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as the Investors may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Investors until the selling price is paid by the purchaser, but the Investors shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. The Investors may, instead of exercising their power of sale, proceed to enforce their security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, if an Event of Default is in effect:

(a) Subject to the rights of any third parties, the Investors may, in compliance with applicable law, license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents, Trademarks or other Intellectual Property included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as the Investors shall in their sole discretion determine;

(b) The Investors may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Company in, to and under any Copyright Licenses, Patent Licenses, Trademark Licenses or other Intellectual Property and take or refrain from taking any action under any thereof, and the Company hereby releases the Investors from, and agrees to hold the Investors free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of an Investor’s gross negligence or willful misconduct; and

(c) Upon request by the Majority Investors, the Company will execute and deliver to the Investors a power of attorney, in form and substance reasonably satisfactory to the Majority Investors, for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent, Trademark or other Intellectual Property. In the event of any such disposition pursuant to this clause (c), the Company shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks and its customer lists and other records relating to such Copyrights, Patents, Trademarks or other Intellectual Property and to the distribution of said products, to the Investors.

9.4 Company’s Obligations Upon Default. Upon the request of the Majority Investors after the occurrence and during the continuance of an Event of Default, the Company will:

(a) Assemble and make available to the Investors the Collateral at such place(s) as the Majority Investors shall reasonably designate, segregating all Collateral so that each item is capable of identification; and

(b) Subject to the rights of any lessor, permit the Investors, by the Investors’ officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of the Investors for rent or other compensation for the use of the Company’s premises.

10.	SHARING

10.1 Payments on Account of Securities. The Company agrees that all payments on account of the Securities shall be made ratably among the Investors in accordance with their respective Pro Rata Shares (as defined herein).

10.2 Security Payments on Account of Securities. Each Investor acknowledges and agrees that all Security Payments (as defined herein) on account of the Securities shall be made on a pro rata basis, in accordance with each Investor’s respective Pro Rata Share at the time of payment. Without limiting the generality of the foregoing, each Investor agrees that upon the occurrence of any Event of Default and so long as such Event of Default continues, any and all Security Payments shall be applied in the following order: (i) first, for application to the payment of any fees, costs and expenses of the Investors in connection with the enforcement of the Securities and the Collateral; and (ii) second, ratably in accordance with their Pro Rata Shares, for application to the payment of (A) accrued and unpaid returns on the Securities, then (B) the outstanding principal of the Securities and (C) the other Securities Amounts.

10.3 Excess Security Payments. If, despite the provisions of this Section 10, any Investor shall receive any Security Payment in excess of its Pro Rata Share to which it is then entitled in accordance with this Agreement, such Investor shall hold such excess Security Payment in trust for the benefit of the parties entitled thereto and promptly pay over or deliver such excess Security Payment to the other Investors for application in accordance with this Agreement. Additionally, such Investor shall, if so required by the Majority Investors, purchase from the other Investors such participations in their respective Securities or other Securities Amounts as shall be required by them to permit the sharing of such excess Security Payment in accordance with the requirements of this Agreement. If all or any portion of such excess Security Payment is thereafter recovered by or on behalf of the Company from such Investor, each other party that shares in the benefit thereof shall return to such Investor its portion of the payment so recovered.

10.4 Security Payment Defined. For the purposes of this Agreement, “Security Payment” means any payment or distribution by or on behalf of the Company or any of its Subsidiaries, directly or indirectly, of assets of the Company or any of its Subsidiaries of any kind or character, whether in cash, property or securities, on account of the Securities, any of the other Related Documents or any Securities Amounts (including the purchase, redemption or other acquisition thereof), as a result of any collection, sale or other disposition of Collateral, or by setoff, exchange or in any other manner.

10.5 Pro Rata Share Defined. For the purposes of this Agreement, the “Pro Rata Share” of an Investor means the proportion that the unpaid principal and accrued returns on such Investor’s Securities bears to the aggregate unpaid principal and accrued returns on all outstanding Securities.

10.6 Majority Investors Defined. For the purposes of this Agreement, “Majority Investors” means at any time Investors holding at least sixty percent (60%) of the aggregate unpaid principal of the then outstanding Securities purchased pursuant to this Agreement.

10.7 Authority of Majority Investors. Each of the Investors hereby agrees that the Majority Investors shall have the right, power and authority to direct, on behalf of all Investors, the manner of any and all action taken by the Investors in respect of: (i) the demand or acceleration of the Securities or any other Securities Amounts; (ii) the enforcement of this

Agreement and the Related Documents or exercise of any remedial action in respect thereof; (iii) the exercise or non-exercise of remedies against the Collateral; (iv) the release of any Collateral; and (v) the granting of waivers, forbearances or making of amendments in respect of this Agreement, any Related Document or any Event of Default or any Collateral. Any such direction by or approval of the Majority Investors shall be binding on all Investors and each Investor agrees to join in any action or proceeding commenced by the Majority Investors hereunder and/or to otherwise assist the Majority Investors with respect to any such direction or approval. Without limitation to the foregoing, each of the Investors agrees to execute and deliver such documents or instruments (including where appropriate powers of attorney) and do all such things as may be required by the Majority Investors in connection with the exercise of their authority hereunder.

10.8 Prohibited Actions. Without prejudice or limitation to any of the foregoing, except with the prior written approval of the Majority Investors, no Investor shall commence, or if already commenced shall continue in, any of the following actions:

(a) accelerate or otherwise make due and payable prior to the original stated maturity thereof any of the Securities or other Securities Amounts or bring suit or institute any other actions or proceedings to enforce its rights or interests under or in respect of this Agreement or any of the Related Documents;

(b) exercise any right of set-off, counterclaim, banker’s lien or other claim it may have against the Company or any other Person with respect to the Securities or other Securities Amounts;

(c) exercise any rights under or with respect to (A) guaranties of the Securities or other Securities Amounts, or (B) any Collateral, including causing or compelling the pledge or delivery of any Collateral, any attachment of, levy upon, execution against, foreclosure upon or the taking of other action against or institution of other proceedings with respect to any Collateral, notifying any account debtors of the Company or asserting any claim or interest in any insurance with respect to any Collateral, or release any Collateral or other guaranties; or

(d) commence, or cause to be commenced, or join with any creditor in commencing, any bankruptcy, insolvency or receivership proceeding against the Company or any Subsidiary.

Notwithstanding the forgoing, the Collateral Agent may exercise its rights under the Security Agreement and any other Related Documents.

10.9 Exculpation among Investors. Each Investor acknowledges and agrees that no other Investor (nor any of their officers, directors, employees, agents, advisors or attorneys) has represented it or otherwise been responsible for acting for it in connection with the preparation, negotiation or execution and delivery of this Agreement or any of the Related Documents and that each Investor has made its own independent review and appraisal of, and sought its own independent advice (and if it has not sought such advice assumes the risks associated with not obtaining such advice) regarding, the terms of this Agreement and the Related Documents and the structure of the transactions contemplated hereby and thereby, the scope and nature of the

Collateral, the financial or other condition of the Company, its Subsidiaries and all other matters pertaining to this Agreement and the Related Documents or the transactions contemplated thereby. No Investor shall have any obligation or duty to ensure the compliance by the Company, any of its Subsidiaries or any Investor with the conditions specified in any of this Agreement or the Related Documents for any extension of credit to the Company. Each Investor by executing this Agreement shall be deemed to have consented to, approved or accepted and to be satisfied with, each document or other matter required to be consented to or approved by or acceptable or satisfactory to the Investors. Each Investor acknowledges and agrees that: (i) no Investor has any implied or other duties to any other Investor or anyone else; (ii) except as otherwise expressly agreed herein, each Investor can advance its own interests as it sees fit; and (iii) no other role or position of any Investor or any Affiliate, officer, employee, attorney or agent of any Investor with respect to the Company, Investor or any other Person, shall impair or alter any of the Investor’s rights or otherwise create any liability or obligation to the other Investors.

10.10 Independent Investigation. Each Investor has itself been, and will continue to be, based on such documents and information as it has deemed appropriate, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of the Company or any of its Subsidiaries and the nature and value of any the Securities and any other Securities Amounts. Accordingly, each Investor confirms to the other Investors that it has not relied, and will not hereafter rely, on the other Investors: (i) to check or inquire on such Investor’s behalf into the adequacy, accuracy or completeness of any information provided by the Company or any other Person under or in connection with this Agreement or the transactions contemplated by this Agreement and the Related Documents (whether or not such information has been or is hereafter distributed to such Investor) or (ii) to assess or keep under review on such Investor’s behalf, the financial condition, creditworthiness, condition, affairs, status or nature of the Company, any Subsidiary or the nature or value of any Collateral.

10.11 Other Activities. Each of the Investors and its Affiliates may make loans to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting, equity investment, venture capital or other business with the Company, or the Investors and their Subsidiaries and Affiliates as though such Investor was not an Investor hereunder and without notice to or consent of the other Investors. The Investors acknowledge that, pursuant to such activities, an Investor or its Affiliates may receive information regarding the Company and its Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Investor shall be under no obligation to provide such information to them.

10.12 Collateral Agent. Each Investor and each subsequent holder of any Security by its acceptance thereof, hereby designates and appoints the Collateral Agent as the collateral agent for such Investor hereunder and under the other Related Documents and authorizes the Collateral Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms of this Agreement and the Related Documents, together with such powers as are reasonably incidental thereto. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the Related Documents, or any fiduciary relationship with any Investor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Collateral Agent shall be read into this

Agreement or any Related Documents or otherwise exist for the Collateral Agent. In performing its functions and duties hereunder or under the Related Documents, the Collateral Agent shall act solely as agent for the Investors and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust or agency with or for the Company, any Subsidiary of the Company or any of their respective successors or assigns. The Collateral Agent shall not be required to take any action that exposes the Collateral Agent to personal liability or that is contrary to this Agreement, the Related Documents or applicable laws.

10.13 Sole Benefit of Investors. This Section 10 has been entered into for the sole protection and benefit of the Investors and their successors and assigns, and no other Person, including, but not limited to, the Company and its Subsidiaries, shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Section 10.

11.	INDEMNIFICATION

The Company hereby agrees to indemnify the Investors and their directors, officers, employees, agents, counsel, Affiliates and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person (including allocated costs of internal counsel), that may be imposed on, incurred by or asserted against any Indemnified Person (i) in any way relating to or arising out of this Agreement or any of the Related Documents, the use or intended use of the proceeds of the Securities, or the transactions contemplated hereby or thereby; (ii) the breach or default by the Company or any of its Subsidiaries of any representation, warranty, covenant or agreement of the Company or any of its Subsidiaries contained in this Agreement or any of the Related Documents and (iii) with respect to any investigation, litigation or other proceeding relating to any of the foregoing, irrespective of whether the Indemnified Person shall be designated a party thereto (the “Indemnified Liabilities”); provided, however, that the Company shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent that they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct. If and to the extent that the foregoing indemnification is for any reason held unenforceable, the Company agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

12.	MISCELLANEOUS

12.1 Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be enforceable by the Company and the Investors and their respective successors and assigns. The Company may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Majority Investors. Any such purported assignment, transfer, hypothecation or other conveyance by the Company without the prior express written consent of the Majority Investors shall be void. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.2 Governing Law; Venue; Arbitration; Dispute Resolution.

(a) This Agreement shall be governed by and construed according to the laws of the State of California, without regard to conflict of law principles thereof. The Company hereby (i) submits to the exclusive jurisdiction of the courts of the County of San Francisco, State of California and the Federal courts of the United States sitting in the Northern District of the State of California for the purpose of any action or proceeding arising out of or relating to this Agreement and the Related Documents; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts; (iii) irrevocably waives (to the extent permitted by applicable law) any objection that it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

(b) The parties agree that any dispute, controversy or claim (including any counterclaim) (each, a “Dispute”) arising out of or relating to this Agreement or any Related Documents shall be finally resolved by confidential binding arbitration in San Francisco County, California as the sole and exclusive method of resolving such dispute, controversy or claim. Any Dispute shall be settled by arbitration under the rules then in effect of JAMS/Endispute conducted by a single arbitrator reasonably acceptable to the parties. The arbitrator shall have no power to amend this Agreement or any Related Documents. The arbitrator shall issue an award in writing (including an explanation of the grounds for such award) as promptly as practicable that shall be final and binding on the parties. Judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Agreement or any Related Documents shall be instituted in any court by any party except (a) an action to compel arbitration pursuant to this Section 12.2(b); or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 12.2(b). Pending the submission to arbitration and thereafter until the arbitrator publishes its award, each party shall, except in the event of termination, continue to perform all its obligations under this Agreement and the Related Documents without prejudice to a final adjustment in accordance with the award.

12.3 Counterparts. This Agreement may be executed in two or more counterparts, including counterparts transmitted by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.5 Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery, overnight courier, facsimile or upon deposit with the United States Post Office, postage prepaid, addressed to the Company, or to the Investors at their addresses shown on the signature pages hereto, or at such other address as such party may designate by ten (10) days advance written notice to the other party.

12.6 Entire Agreement. This Agreement, the Related Documents and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof, and supersede any prior agreements among the parties regarding the subject matter hereof. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

12.7 Amendments and Waivers. Any term of this Agreement, the Security Agreement, the Guaranty, the Securities and the other Related Documents may be amended and the observance of any term of this Agreement, the Security Agreement, the Guaranty, the Securities and the other Related Documents may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Investors. Any amendment or waiver effected in accordance with this Section 12.7 shall be binding upon each Investor and each other holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities and the Company.

12.8 Maximum Interest. Notwithstanding anything to the contrary in this Agreement or any Related Documents, in no event whatsoever shall the aggregate of all amounts deemed interest hereunder, under the Securities or under any other Related Documents and charged or collected pursuant to the terms of this Agreement, the Securities or such Related Document exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto or thereto. If any provisions of this Agreement, the Securities or any other Related Documents are in contravention of any such law, such provisions shall be deemed amended to conform thereto (the “Maximum Rate”). If at any time, the amount of interest paid hereunder, under the Securities or any other Related documents is limited by the Maximum Rate, and the amount at which interest accrues hereunder or thereunder shall remain at the Maximum Rate, until such time as the aggregate interest paid hereunder or thereunder equals the amount of interest that would have been paid had the Maximum Rate not applied.

12.9 Severability. Whenever possible, each provision of this Agreement and the Related Documents shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any of the Related Documents is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement or the Related Documents. To the extent that any Securities Amounts otherwise paid or payable by the Company to any Investor hereunder or under any of the Related Documents shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, the Investors shall be entitled to the maximum amount allowable under applicable law.

12.10 Expenses. Irrespective of whether the Initial Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Initial Closing is effected, the Company agrees to pay promptly: (i) all reasonable costs and expenses of negotiation, preparation and execution of this Agreement and the Related Documents and any consents, amendments, waivers or other modifications thereto; (ii) all costs and expenses of furnishing all opinions by counsel for the Company (including any opinions requested by the Collateral Agent or the Investors as to any legal matters arising hereunder) and of the Company’s performance of and compliance with all agreements and conditions on its part to be performed or complied with under this Agreement and the Related Documents; (iii) all reasonable fees, expenses and disbursements of counsel to the Investors or the Collateral Agent (including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of this Agreement and the Related Documents and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Company; (iv) all costs and expenses of creating and perfecting Liens in favor of the Collateral Agent on behalf of the Investors pursuant to any Related Document, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable fees, expenses and disbursements of counsel to the Investors or the Collateral Agent and of counsel providing any opinions that the Collateral Agent or the Majority Lenders may request in respect of this Agreement and the Related Documents or the Liens created pursuant hereto and thereto; (v) all costs and expenses incurred by the Collateral Agent in connection with the custody or preservation of any of the Collateral; (vi) all costs and expenses, including reasonable attorneys’ fees (including allocated costs of internal counsel) and fees, costs and expenses of accountants, advisors and consultants, incurred by the Investors or the Collateral Agent and its counsel relating to efforts to (a) evaluate or assess the Company or any of its Subsidiaries, their business or financial condition and (b) protect, evaluate, assess or dispose of any of the Collateral under this Agreement and any Related Documents; (ix) all costs and expenses, including attorneys’ fees (including allocated costs of internal counsel), fees, costs and expenses of accountants, advisors and consultants and costs of settlement, incurred by the Collateral Agent and the Lenders in enforcing any Securities Amounts of or in collecting any payments due from the Company or any of its Subsidiaries hereunder or under the Related Documents (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of this Agreement and the Related Documents) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings, (x) all fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with the transactions contemplated hereby; (xi) the fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with any Subsequent Closing; and (xii) the fees and expenses of O’Melveny & Myers LLP and all other legal fees and expenses of the Investors incurred in connection with the Rights Offering.

13.	DEFINITIONS

The definitions appearing in this Agreement shall be applicable to both the singular and plural forms of the defined terms:

“Account” means any “account,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to the Company or any Subsidiary (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by the Company or any Subsidiary or from any other transaction, whether or not the same involves the sale of goods or services by the Company or any Subsidiary (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of the rights of the Company or any of its Subsidiaries in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of the rights of the Company or any of its Subsidiaries to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to the Company or any Subsidiary under all purchase orders and contracts for the sale of goods or the performance of services or both by the Company or any Subsidiary or in connection with any other transaction (whether or not yet earned by performance on the part of the Company or any Subsidiary), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by or is under common control with such Person. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or New York City, New York are authorized or required by law to close.

“Capital Expenditures” shall mean capital expenditures of the Company and its Subsidiaries determined and consolidated in accordance with U.S. generally accepted accounting principles, excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed with insurance proceeds, cash awards arising from a taking by eminent domain or condemnation or cash proceeds of asset dispositions reinvested in replacement assets.

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person (including all economic, voting and other rights related thereto); and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Cash and Cash Equivalents” means, as at any date of determination: (i) cash; (ii) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (iii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, investment grade rating from either Standard & Poor’s (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”); (iv) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (v) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than U.S. $100,000,000; and (vi) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (ii) and (iii) above, (b) has net assets of not less than U.S. $500,000,000, and (c) has an investment grade rating from either S&P or Moody’s.

“Change of Control” means the occurrence of any of the following:

(a) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company representing in the aggregate more than fifty percent (50%) of the Company’s issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than fifty percent (50%) of the issued and outstanding voting securities of the Company;

(b) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not the Company is the surviving and continuing entity) in which the stockholders or equityholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof Persons who were holders of voting securities of the Company immediately prior to such transaction hold less than fifty percent (50%) of the issued and outstanding Capital Stock of the resulting or surviving entity entitled to vote in the election of directors, managers or similar governing body or otherwise;

(c) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of fifty percent (50%) or more of the assets of the Company and its Subsidiaries, on a consolidated basis, other than sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business of the Company and its Subsidiaries;

(d) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of the Company’s Adlea assets;

(e) prepayment of the Securities in accordance with the third paragraph of such Securities;

(f) the Company or any Subsidiary shall fail to pay or admit its inability to pay its debts generally as they become due or shall commence any Insolvency Proceeding with respect to itself; an involuntary Insolvency Proceeding shall be filed against the Company or any Subsidiary, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official shall be appointed to take possession, custody or control of the properties of the Company or any Subsidiary, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by the Company or such Subsidiary as applicable or is not dismissed within sixty (60) days; or the dissolution or termination of the business of the Company or any Subsidiary; and

(g) the failure of the Company to own and control, directly or indirectly, through one or more wholly-owned Subsidiaries, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Copyrights” means all of the following now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities that arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase or similar arrangement); (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person: (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Inventory” means any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of the Company or any Subsidiary for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in the business of the Company or any Subsidiary, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of the Company, any Subsidiary or is held by others for the account of the Company or any Subsidiary, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property first may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“knowledge” means the knowledge of the Company’s officers and other manager-level employees, and it shall be deemed that such persons shall have made due and diligent inquiry of such matter in question.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by the Company or any Subsidiary or in which the Company or any Subsidiary now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals and patents of addition; and (d) all patents to be issued under any such applications.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign or otherwise, including any instrumentality, division, agency, body or department thereof).

“Records” means all of the computer programs, software, hardware, source codes and data processing information of the Company and its Subsidiaries, all written documents, books, invoices, ledger sheets, financial information and statements of the Company and its Subsidiaries, and all other writings concerning the business of the Company and its Subsidiaries.

“Rights to Payment” means all of the accounts, instruments, contract rights, documents, chattel paper and all other rights to payment of the Company and its Subsidiaries, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License or any commercial or standby letter of credit.

“Securities Amounts” means all amounts, howsoever arising, owed by the Company or any Subsidiary to the Investors of every kind and description (whether or not evidenced by any instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Agreement, the Securities and each of the Related Documents, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company or any Subsidiary hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Subsidiary” means with respect to any Person, (a) any corporation (or similar entity under foreign law) of which an aggregate of more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors (or equivalent body) of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such Capital Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership, limited liability company, association, joint venture, trust or other entity in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or managing member or may exercise the powers of a general partner or managing member. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Company.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries now holds or hereafter acquires any interest: (a) all trademarks, trade names, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Delaware; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Investors’ Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of Delaware, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

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IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first written above.

COMPANY:

ANESIVA, INC.

By:	/s/ Michael L. Kranda
Name:	Michael L. Kranda
Title:	President and Chief Executive Officer
Address:	650 Gateway Boulevard
South San Francisco, CA 94080-7014

INVESTORS:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C. Its General Partner

By:	/s/ Michael F. Powell
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P.

By:	Alta California Management Partners III, LLC

By:	/s/ Daniel S. Janney
Managing Director

ALTA EMBARCADERO PARTNERS III, LLC

By:	/s/ Hilary Strain
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP

By:	Alta Partners Management VIII, LLC

By:	/s/ Daniel S. Janney
Managing Director

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David J. Collier
Name: David J. Collier, M.D.
Title: Manager

CMEA VENTURES VII (PARALLEL), L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:	/s/ David J. Collier
Name: David J. Collier, M.D.
Title: Manager

INTERWEST PARTNERS VIII, LP
INTERWEST INVESTORS VIII, LP
INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC,
General Partner

By:	/s/ Arnold L. Oronsky
Arnold L. Oronsky, Managing Director

SCHEDULE 1

Initial Closing – January 20, 2009

Investor	Initial Closing Commitment
Sofinnova Venture Partners VII, L.P.	$810,000.00
Alta California Partners III, L.P.	$81,718.00
Alta Embarcadero Partners III, LLC	$2,759.00
Alta Partners VIII, LP	$995,523.00
CMEA Ventures VII, L.P.	$292,500.00
CMEA Ventures VII (Parallel), L.P.	$7,500.00
InterWest Partners VIII, LP	$781,407.00
InterWest Investors VIII, LP	$6,237.00
InterWest Investors Q VIII, LP	$22,356.00
TOTAL:	$3,000,000.00

EXHIBIT A

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO SALE, PLEDGE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

THIS SECURITY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PURCHASE AGREEMENT (AS DEFINED BELOW).

SECURITY

$[ ]	[ ]

For value received, Anesiva, Inc., a Delaware corporation (the “Company”), promises to pay to the order of [                    ] (together with its successors and assigns, the “Holder”), the principal sum of [                    ], together with returns accrued but unpaid thereon, upon the terms of this Security (the “Security”).

Returns shall accrue from the date hereof until maturity at a continuously compounding rate equal to seven percent (7%) per annum; provided, however, that, during the occurrence and continuance of an Event of Default (as defined in that certain Security Purchase Agreement, dated as of January 20, 2009 (as amended or otherwise modified from time to time, the “Purchase Agreement”), among the Company and, among others, the Holder), returns shall accrue at a continuously compounding rate equal to fourteen percent (14%) per annum. All computations of returns shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last) occurring in the period for which such return is payable.

Unless earlier paid pursuant to the terms hereof or the Purchase Agreement or accelerated in connection with an Event of Default, subject to the terms of the Purchase Agreement, the outstanding principal and accrued but unpaid returns shall be immediately due and payable at any time at the request of the Majority Investors on or after July 20, 2009 (the “Maturity Date”). The Company shall not have the right to pre-pay the amounts due under this Security prior to the Maturity Date without the prior written consent of the Majority Investors. The pre-payment of this Security shall be deemed to be a Change of Control and shall require the payment by the Company to the Holder of the amounts set forth in the Purchase Agreement.

1. This Security is issued pursuant to the terms of the Purchase Agreement. The Holder is entitled to the benefit of, and is subject to certain restrictions contained in, the Purchase Agreement and the other Related Documents. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. The indebtedness evidenced by this Security shall be secured by all collateral, as more particularly described in that certain Pledge, Security and Collateral Agent Agreement, dated as of January 20, 2009 (as may be further amended or modified from time to time, the “Security Agreement”), among the

Company and, among others, the Holder and the Collateral Agent and that certain Guaranty, dated as of January 20, 2009 (as may be further amended or modified from time to time, the “Guaranty”) by and among AlgoRx Pharmaceuticals, Inc. and, among others, the Holder. Each holder of this Security will be deemed, by its acceptance hereof, to have agreed to the provisions and to have made the representations and warranties set forth in Section 4 the Purchase Agreement (other than Section 4.2 thereof). The Securities are issuable as registered securities. Subject to the terms of the Purchase Agreement, this Security is transferable by surrender hereof at the principal office of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Security or by any other method permitted by the Purchase Agreement.

2. All payments hereunder shall be applied in the order provided for in the Purchase Agreement. Whenever any payment hereunder shall be stated to be due, or whenever any return payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day, then such payment shall be made, and such return payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of returns hereunder.

3. All payments in respect of this Security shall be in immediately available lawful money of the United States of America and shall be sent so as to be received no later than 2 p.m. (Pacific time) on the date of payment, at the address specified in the Purchase Agreement, or at such other address as may be specified from time to time by such Holder in a written notice delivered to the Company. All payments in respect of this Security shall be made unconditionally in full without any deduction, set off, counterclaim or other defense. If any scheduled payment date is not a Business Day, such payment shall be made on the next succeeding Business Day.

4. The Company hereby waives demand, notice, presentment, protest and notice of dishonor.

5. (a) The terms of this Security shall be construed in accordance with the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California. The Company hereby (i) submits to the exclusive jurisdiction of the courts of the County of San Francisco, State of California and the Federal courts of the United States sitting in the Northern District of the State of California for the purpose of any action or proceeding arising out of or relating to this Security, the Purchase Agreement and the Related Documents; (ii) agrees that all claims in respect of any such action or proceeding may be heard and determined in such courts; (iii) irrevocably waives (to the extent permitted by applicable law) any objection that it now or hereafter may have to the laying of venue of any such action or proceeding brought in any of the foregoing courts, and any objection on the ground that any such action or proceeding in any such court has been brought in an inconvenient forum; and (iv) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner permitted by law.

2

(b) The parties agree that any dispute, controversy or claim (including any counterclaim) (each, a “Dispute”) arising out of or relating to this Security, the Purchase Agreement or any Related Documents shall be finally resolved by confidential binding arbitration in San Francisco County, California as the sole and exclusive method of resolving such dispute, controversy or claim. Any Dispute shall be settled by arbitration under the rules then in effect of JAMS/Endispute conducted by a single arbitrator reasonably acceptable to the parties. The arbitrator shall have no power to amend this Security, the Purchase Agreement or any Related Documents. The arbitrator shall issue an award in writing (including an explanation of the grounds for such award) as promptly as practicable that shall be final and binding on the parties. Judgment upon any award thus obtained may be entered in any court having jurisdiction thereof. No action at law or in equity based upon any claim arising out of or related to this Security, the Purchase Agreement or any Related Documents shall be instituted in any court by any party except (a) an action to compel arbitration pursuant to this Section 5(b); or (b) an action to enforce an award obtained in an arbitration proceeding in accordance with this Section 5(b). Pending the submission to arbitration and thereafter until the arbitrator publishes its award, each party shall, except in the event of termination, continue to perform all its obligations under this Security, the Purchase Agreement and the Related Documents without prejudice to a final adjustment in accordance with the award.

6. Notwithstanding any provision of this Security to the contrary, any payments hereunder deemed to be interest shall not exceed the maximum rate permitted by applicable law. To the extent that any interest otherwise paid or payable by the Company to the Holder shall have been finally adjudicated to exceed the maximum amount permitted by applicable law, such interest shall be retroactively deemed to have been a required repayment of principal (and any such amount paid in excess of the outstanding principal amount shall be promptly returned to the Company).

7. Any term of this Security and the other Securities may be amended and the observance of any term of this Security and the other Securities may be waived (either generally or in a particular instance and either retroactively or prospectively), only in accordance with the terms of the Purchase Agreement. Any such amendment or waiver shall be effective only for the specific instance and for the specific purpose for which given.

8. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every right or other remedy now or hereafter existing at law or in equity or by statute or otherwise.

9. No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights or remedies shall operate as a waiver of any such right or remedy of the Holder.

10. This Security shall be binding on and inure to the benefit of and be enforceable by the Company, the Holder and their respective successors and assigns. The Company may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of the Majority Investors. Any such purported assignment, transfer, hypothecation or other conveyance by the Company without the prior express written consent of the Majority Investors shall be void.

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11. Whenever possible, each provision of this Security shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Security shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Security, or the validity or effectiveness of such provision in any other jurisdiction.

12. This Security is issued pursuant to the Purchase Agreement and in connection with the Security Agreement, the Pledge Agreement and the other Related Documents. Material terms applicable to this Security are set forth in the Purchase Agreement, the Security Agreement, the Pledge Agreement and the other Related Documents. This Security shall be interpreted in a manner to give full effect to its provisions and the provisions of the Purchase Agreement, the Security Agreement, the Pledge Agreement and the other Related Documents.

13. The Company agrees to pay on demand all costs and expenses of the Holder, and the reasonable fees and disbursements of its counsel (including the allocated costs of internal counsel), in connection with: (i) any amendments, modifications or waivers of the terms hereof or of the Purchase Agreement or of any other Related Documents; (ii) the protection or preservation of the Holder’s rights under this Security, under the Purchase Agreement or under any other Related Documents, whether by judicial proceeding or otherwise; (iii) enforcement or attempted enforcement of, and preservation of any rights under, this Security, the Purchase Agreement or any other Related Documents; and (iv) any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, including, without limitation, any and all losses, costs and expenses sustained by the Holder as a result of any failure by the Company to perform or observe its obligations contained herein or in the Purchase Agreement or in any of the other Related Documents.

14. The Company and the Holder agree (and agree to cause their respective owners or Affiliates) to treat this Security as equity, not debt, for all U.S. tax purposes and not to take any position inconsistent with such U.S. tax treatment for U.S. tax purposes to the extent permitted by law.

[Remainder of page intentionally left blank]

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This Security has been issued in reliance upon the representations and warranties and covenants and agreements of the Company and the Holder set forth in the Purchase Agreement.

ANESIVA, INC.

By:

Name:

Title:

Address:

Accepted and Agreed:

[ ]

By:

By:

[SIGNATURE PAGE TO SECURITY]

EXHIBIT B

PLEDGE, SECURITY AND

COLLATERAL AGENT AGREEMENT

THIS PLEDGE, SECURITY AND COLLATERAL AGENT AGREEMENT (this “Agreement”), dated as of January 20, 2009, is made by and among Anesiva, Inc., a Delaware corporation (“Anesiva”), and AlgoRx Pharmaceuticals, Inc., a Delaware corporation (together with Anesiva, each a “Grantor” and, collectively, the “Grantors”), the Secured Parties (as defined below) and CMEA Ventures VII, L.P., as collateral agent for the Secured Parties (in such capacity, the “Collateral Agent”).

The Grantor, the Collateral Agent and the Secured Parties hereby agree as follows:

Section 1. Definitions; Interpretation.

(a) All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement (as defined below).

(b) As used in this Agreement, the following terms shall have the following meanings:

“Capital Stock” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation and (b) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person (including all economic, voting and other rights related thereto); and in each case, any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” has the meaning set forth in Section 2.

“Event of Default” has the meaning ascribed to it in the Purchase Agreement.

“Foreign Subsidiary” means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

“Foreign Subsidiary Voting Stock” means the voting Capital Stock of any Foreign Subsidiary.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in the UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Pledged Stock” in this Section 1) and (b) whether or not constituting “investment property” as so defined, all Pledged Stock.

“Issuers” means the collective reference to each issuer of any Investment Property.

“Majority Secured Parties” at any time means the Secured Parties holding at least sixty percent (60%) of the aggregate principal amount of the Securities purchased pursuant to the Purchase Agreement and then outstanding.

“Permitted Lien” has the meaning ascribed to it in the Purchase Agreement.

“Pro Rata Share” with respect to any Secured Party at any time, means the percentage equivalent to the outstanding principal amount plus accrued but unpaid returns of the Securities Amounts owed to such Secured Party divided by the outstanding principal amount of all the Securities Amounts plus all accrued but unpaid returns owed to all Secured Parties.

“Pledged Stock” means the shares of Capital Stock listed on Schedule 1, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary be required to be pledged hereunder.

“Proceeds” means all “proceeds” as such term is defined in the UCC and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Purchase Agreement” means that certain Securities Purchase Agreement of even date herewith by and among Anesiva and the Secured Parties party thereto, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Receivable” means any right to payment for goods sold, leased, licensed, assigned or otherwise disposed of, or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account and health-care insurance receivables).

“Secured Party” means each Investor (as defined in the Purchase Agreement), and collectively the “Secured Parties.”

“Securities” means the series of securities, dated from and after the date hereof, issued by Anesiva pursuant to the Purchase Agreement in favor of each of the Secured Parties.

“Securities Amounts” has the meaning ascribed to it in the Purchase Agreement.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

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(c) Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d) In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

Section 2. Security Interest.

(a) As security for the payment and performance of the Securities Amounts, each Grantor hereby pledges, assigns, transfers, hypothecates and sets over to the Collateral Agent, for itself and on behalf of and for the ratable benefit of the Secured Parties, and hereby grants to the Collateral Agent, a first priority security interest in, all of such Grantor’s right, title and interest in, to and under the following property, wherever located and whether now existing or owned or hereafter acquired or arising (collectively, the “Collateral”):

(i) all accounts, accounts receivable, contract rights, rights to payment, chattel paper, rights to trade, letters of credit, documents, money and instruments and Investment Property, whether held directly or through a securities intermediary, and other obligations of any kind owed to the Grantor, however evidenced;

(ii) all deposits and deposit accounts with any bank, savings and loan association, credit union or like organization, and all funds and amounts therein, and whether or not held in trust, or in custody or safekeeping, or otherwise restricted or designated for a particular purpose;

(iii) all inventory, including, without limitation, all materials, raw materials, parts, components, work in progress, finished goods, merchandise, supplies and all other goods that are held for sale, lease or other disposition or furnished under contracts of service or consumed in such Grantor’s business, including, without limitation, those held for display or demonstration or out on lease or consignment;

(iv) all equipment owned by such Grantor, including, without limitation, all machinery, furniture, furnishings, fixtures, trade fixtures, tools, parts and supplies, appliances, computer and other electronic data processing equipment and other office equipment, computer programs and related data processing software, and all additions, substitutions, replacements, parts, accessories and accessions to and for the foregoing;

(v) all general intangibles and other personal property of such Grantor, including, without limitation, (A) all tax and other refunds, rebates or credits of every kind and nature to which such Grantor is now or hereafter may become entitled; (B) all intellectual property and all rights therein of any type or description, including, without limitation, all inventions and discoveries, patents and patent applications, copyrights and applications for copyright (together with the underlying works of authorship) whether or not

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registered, together with any renewals and extensions thereof, trademarks, service marks and trade names, and applications for registration of such trademarks, service marks and trade names, trade secrets, trade dress, trade styles, logos, other source of business identifiers, mask-works, mask-work registrations, mask-work applications, software, confidential and proprietary information, customer lists, other license rights, advertising materials, operating manuals, methods, processes, know-how, algorithms, formulae, databases, quality control procedures, product, service and technical specifications, operating, production and quality control manuals, sales literature, drawings, specifications, blue prints, descriptions, inventions, name plates and catalogs, and the entire good will of or associated with the businesses now or hereafter conducted by such Grantor connected with and symbolized by any of the aforementioned properties and assets, and all licenses relating to any of the foregoing, all reissuance, continuations and continuations-in-part of the foregoing, all other rights derived from or associated with the foregoing, including the right to sue and recover for past infringement, and all income and royalties with respect thereto; (C) all good will, choses in action and causes of action; (D) all interests in partnerships; and (E) all indemnity agreements, guaranties, insurance policies, insurance claims and other contractual, equitable and legal rights of whatever kind or nature;

(vi) all books, records and other written, electronic or other documentation in whatever form maintained by or for such Grantor in connection with the ownership of its assets or the conduct of its business or evidencing or containing information relating to the Collateral; and

(vii) all products and Proceeds at any time, including insurance proceeds, of any and all of the foregoing.

(b) Anything herein to the contrary notwithstanding, (i) the Grantors shall remain liable under any contracts, agreements and other documents included in the Collateral, to the extent set forth therein, to perform all of their duties and obligations thereunder to the same extent as if this Agreement had not been executed; (ii) the exercise by the Collateral Agent or any of the Secured Parties of any of the rights hereunder shall not release the Grantors from any of their duties or obligations under such contracts, agreements and other documents included in the Collateral; and (iii) none of the Secured Parties or the Collateral Agent shall have any obligation or liability under any contracts, agreements and other documents included in the Collateral by reason of this Agreement, nor shall the Collateral Agent or any of the Secured Parties be obligated to perform any of the obligations or duties of the Grantors thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Collateral hereunder.

(c) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include, any general intangibles or other assets of any Grantor (whether owned or held as licensee or lessee, or otherwise), to the extent that (i) such general intangibles or assets are not assignable or capable of being encumbered as a matter of law or under the terms of the license, lease or other agreement applicable thereto (but solely to the extent that any such restriction shall be enforceable under applicable law), without the consent of the licensor or lessor thereof or other applicable party thereto and (ii) such consent has not been obtained; provided, however, that the foregoing grant of security interest shall extend to, and the term “Collateral” shall

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include, (A) any general intangible or asset that is an account receivable or a proceed of, or otherwise related to the enforcement or collection of, any account receivable, or goods that are the subject of any account receivable; (B) any and all proceeds of any general intangibles or assets that are otherwise excluded to the extent that the assignment or encumbrance of such proceeds is not so restricted; and (C) upon obtaining the consent of any such licensor, lessor or other applicable party’s consent with respect to any such otherwise excluded general intangibles or assets, such general intangibles and assets as well as any and all proceeds thereof that might have theretofore have been excluded from such grant of a security interest and the term “Collateral.”

(d) Notwithstanding the foregoing provisions of this Section 2, the grant of a security interest as provided herein shall not extend to, and the term “Collateral” shall not include more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary.

(e) This Agreement shall create a continuing security interest in the Collateral that shall remain in effect until terminated in accordance with Section 18 hereof.

Section 3. Pledge of Pledged Collateral.

(a) Each Grantor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (i) the Pledged Stock; (ii) subject to Section 9(d), all payments of dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon conversion of, and all other Proceeds received in respect of the Pledged Stock; (iii) subject to Section 9(d), all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (i) and (ii) above; and (iv) all Proceeds of any of the foregoing (the items in clauses (i) through (iv) above being collectively referred to as the “Pledged Collateral”);

(b) Each Grantor agrees to promptly deliver or cause to be delivered to the Collateral Agent any and all Pledged Stock. Upon delivery to the Collateral Agent, (i) any Pledged Stock shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Grantor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Stock shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule 1 and made a part hereof; provided that the failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Collateral. Each schedule so delivered shall supplement any prior schedules so delivered. In the event that any Grantor shall deliver Pledged Stock representing more than 65% of the total outstanding Foreign Subsidiary Voting Stock of any Foreign Subsidiary, such Grantor shall be deemed to have pledged and delivered 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary.

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Section 4. Collateral Agent and Indemnification.

(a) Each of the Secured Parties, by signing below or by its acceptance of the benefits of this Agreement, hereby appoints CMEA Ventures VII, L.P. as “Collateral Agent.” Nothing in this Agreement shall restrict or prevent the Collateral Agent from being a Secured Party. In its capacity as a Secured Party, the Collateral Agent shall have the same rights and powers under this Agreement, the Purchase Agreement and the Related Documents as any other Secured Party and may exercise the same as though it were not the Collateral Agent. In this regard, the term “Secured Party” shall, unless otherwise expressly indicated, include the Collateral Agent in its individual capacity. The Collateral Agent shall receive no compensation but shall be entitled to reimbursement of expenses and indemnification as set forth herein. The Collateral Agent’s duties and obligations shall commence as of the first day a Security is executed by Anesiva in favor of any Secured Party. Each Secured Party hereby authorizes the Collateral Agent to take such action as agent on its behalf and to exercise such powers and perform such duties under this Agreement, the Purchase Agreement and the Related Documents as are delegated to the Collateral Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. The duties and obligations of the Collateral Agent are strictly limited to those expressly provided for herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Collateral Agent. Notwithstanding anything to the contrary contained herein, the Collateral Agent shall not be required to take any action that is contrary to this Agreement, the Purchase Agreement, the Related Documents or applicable law.

(b) The Collateral Agent is hereby appointed as agent and attorney-in-fact and is authorized on behalf of each of the Secured Parties and at the direction of the Majority Secured Parties to: (i) exercise or refrain from exercising any rights, remedies or powers of the Secured Parties under applicable law in respect of the Securities or all or any portion of any Collateral; (ii) sell, release, surrender, realize upon or otherwise deal with, in any manner and in any order, all or any portion of any Collateral; (iii) make any demands or give any notices under or in connection with this Agreement, the Purchase Agreement and the Related Documents; (iv) distribute payments to the Secured Parties of amounts paid to it by any Grantor or received by it in connection with the Collateral; (v) receive and hold on behalf of the Secured Parties any instruments or other possessory Collateral; and (vi) engage, replace, instruct and remunerate on behalf of the Secured Parties consultants, experts, counsel and other persons to be engaged by the Collateral Agent or the Secured Parties, including legal counsel for the Collateral Agent or the Secured Parties. As to the exercise of any of its powers and discharge of any of its duties, the Collateral Agent shall be entitled to obtain instructions of the Majority Secured Parties, and shall be fully protected in acting or refraining from acting upon such instructions and such instructions shall be binding upon all Secured Parties. Except for actions expressly required of the Collateral Agent hereunder, the Collateral Agent shall in all cases be fully justified in failing or refusing to act under this Agreement, the Purchase Agreement and the Related Documents unless it shall be indemnified to its satisfaction by the Secured Parties against any and all liability and expense that may be incurred by reason of taking or continuing to take any such action, and the Collateral Agent shall not in any event be required to take any action that exposes the Collateral Agent to liability or that is contrary to this Agreement, the Purchase Agreement, the Related Documents or applicable law.

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(c) The Collateral Agent shall hold the Collateral for the ratable benefit of Secured Parties in accordance with their Pro Rata Shares. Distribution of Collateral or any and all proceeds of any of the Collateral shall be made in accordance with Secured Parties respective Pro Rata Shares.

(d) Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be responsible to any Secured Party for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except in the case of gross negligence or willful misconduct. The Collateral Agent may rely upon any notice, consent, certificate, telegram, facsimile, telex or teletype message, statement or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty made or deemed to be made hereunder or under any other Related Document. The Collateral Agent shall use the level of care it uses with respect to its own property of a similar nature to assure the safe custody of the Collateral in its possession. Beyond the exercise of such level of care to assure the safe custody of the Collateral in its possession as the Collateral Agent, and the accounting for any monies actually received by the Collateral Agent in such capacity, the Collateral Agent shall have no duty or liability to exercise or preserve any rights, privileges and powers pertaining to the Collateral.

(e) The Secured Parties hereby agree to indemnify the Collateral Agent, and any affiliates, directors, officers, employees, partners, members, agents, counsel and other advisors (collectively, the “Related Persons”) of the Collateral Agent ratably in accordance with their Pro Rata Share, against and hold each of them harmless from any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the fees and disbursements of counsel to the Collateral Agent (collectively, the “Liabilities”), that may be imposed on, incurred by or asserted against the Collateral Agent or any such Related Person to be indemnified, in any way relating to or arising out of this Agreement, the Purchase Agreement or the Related Documents or any action taken or omitted by the Collateral Agent or other such Related Person to be indemnified in connection with any of the foregoing, unless such Liabilities shall be caused by the willful misconduct or gross negligence of the Collateral Agent.

(f) The Collateral Agent may, in its discretion, employ from time to time one or more agents or attorneys-in-fact (including any of the Collateral Agent’s affiliates) to perform any of the Collateral Agent’s duties under this Agreement, the Purchase Agreement and the Related Documents. The Collateral Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(g) Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving five (5) Business Days’ written notice thereof to the Secured Parties and the Grantors. Upon any such resignation, the Majority Secured Parties shall have the right to appoint a successor Collateral Agent from among the Secured Parties, and the Secured Parties shall use their best efforts so to appoint a successor Collateral Agent. The Grantors shall promptly execute all documents and instruments necessary to convey all rights and interests under this Agreement and related documents and instruments to any successor Collateral Agent. If no successor Collateral Agent shall have been so appointed by the Majority Secured Parties, and shall have accepted

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such appointment, prior to the effective date of the retiring Collateral Agent’s resignation, the retiring Collateral Agent may, on behalf of the Secured Parties, appoint a successor Collateral Agent from among the Secured Parties. Upon the effectiveness of the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Purchase Agreement and the Related Documents. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Section 4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement, the Purchase Agreement and the Related Documents.

Section 5. Financing Statements; Further Assurances.

(a) Pursuant to any applicable law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests granted hereby. Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property” or “all assets” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

(b) Upon request to a Grantor by the Collateral Agent, at any time following the execution of this Agreement, and at any time and from time to time thereafter, each Grantor shall promptly execute all financing statements, assignments, continuation financing statements, termination statements, account control agreements, intellectual property security agreements and other documents and instruments, in form reasonably satisfactory to the Collateral Agent, and take all other action, as the Collateral Agent may reasonably request, including, without limitation, the provision of assistance in the preparation of any of the aforementioned documents and instruments and the filing of intellectual property security agreements with the United States Patent and Trademark Office and the United States Copyright Office, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of the Collateral Agent in the Collateral and to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, each Grantor will: (a) (i) execute (if necessary) and file such financing or continuation statements, or amendments thereto, (ii) execute and deliver, and cause to be executed and delivered, agreements establishing that the Collateral Agent has control of deposit accounts and Investment Property of such Grantor and (iii) deliver such instruments or notices, in each case, as may be necessary or desirable, or as Collateral Agent may request, in order to perfect and preserve the security interests granted or purported to be granted hereby; (b) furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Collateral Agent may reasonably request, all in reasonable detail; (c) at any reasonable time, upon request by the Collateral Agent, exhibit the Collateral to and allow inspection of the Collateral by the Collateral Agent, or persons designated by the Collateral Agent; (d) at Collateral Agent’s request, appear in and defend any action or proceeding that may affect such Grantor’s title to or the Collateral Agent’s security interest in all

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or any part of the Collateral; and (e) use commercially reasonable efforts to obtain any necessary consents of third parties to the creation and perfection of a security interest in favor of the Collateral Agent with respect to any Collateral.

Section 6. Representations and Warranties. To induce the Collateral Agent and the Secured Parties to enter into the Purchase Agreement and to induce the Investors to make their respective extensions of credit to Anesiva thereunder, each Grantor hereby, jointly and severally, represents and warrants to the Collateral Agent and each other Secured Party that:

(a) The Grantor is a corporation duly organized, validly existing and in good standing under the law of the jurisdiction of its incorporation and has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(b) All corporate action on the part of the Grantors, their officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Purchase Agreement and the Related Documents, the performance of all obligations of the Grantors hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken or will be taken prior to the Initial Closing, and this Agreement, the Purchase Agreement and the Related Documents, when executed and delivered by the Grantors, shall constitute valid and legally binding obligations of the Grantors, enforceable against the Grantors in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(c) No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any foreign, federal, state or local governmental authority or any third party on the part of the Grantors is required in connection with the consummation of the transactions contemplated by the Purchase Agreement and the Related Documents, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended, which filings will be effected within the time prescribed by law.

(d) Each Grantor’s chief executive offices and principal places of business are located at the addresses set forth in Schedule 1; all other locations where each of the Grantors conduct business or the Collateral is kept are set forth in Schedule 3; and all trade names and fictitious names under which each of the Grantors at any time in the past have conducted or presently conduct their business operations are set forth in Schedule 1.

(e) Each of the Grantor’s U.S. and foreign patents and patent applications, registered copyrights, applications for copyright, trademarks, service marks and trade names (whether registered or unregistered), and applications for registration of such trademarks, service marks and trade names, are set forth in Schedule 2.

(f) (i) This Agreement creates a first priority security interest that is enforceable against the Collateral in which the Grantors now have rights and will create a security interest that is enforceable against the Collateral in which the Grantors hereafter acquire

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rights at the time any Grantor acquires any such rights and (ii) the Secured Parties have a perfected and first priority security interest in the Collateral in which the Grantors now have rights, and will have a perfected and first priority security interest in the Collateral in which the Grantors hereafter acquire rights at the time any Grantor acquires any such rights, in each case securing the payment and performance of the Securities Amounts, except in each case for Permitted Liens.

(g) The names and addresses of all financial institutions at which any Grantor maintains its deposit accounts, and the account numbers and account names of such deposit accounts, are set forth in Schedule 1.

(h) All securities accounts of the Grantors and other Investment Property of the Grantors are set forth in Schedule 1. No account control agreements exist with respect to any Investment Property other than any account control agreements in favor of the Secured Parties.

(i) The Grantors have the right and power to transfer the Collateral, and the Grantors are the sole and complete owners of the Collateral, free from any Lien other than Permitted Liens.

(j) (i) The shares of Pledged Stock pledged by any Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor or, in the case of a Foreign Subsidiary Voting Stock, if less, 65% of the outstanding Foreign Subsidiary Voting Stock of each relevant Issuer.

(ii) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

(iii) Schedule 1 correctly sets forth the percentage of the issued and outstanding shares of each class of Capital Stock of the Issuer thereof represented by such Pledged Stock.

(iv) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person.

(v) Except for restrictions and limitations imposed by the Purchase Agreement, the Related Documents or securities laws generally, the Pledged Stock is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder.

(vi) By virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Stock is delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Stock as security for the payment and performance of the Securities Amounts.

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(vii) The pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.

(k) As of the time any Receivable owned by a Grantor becomes subject to the security interest provided for hereby, and at all times thereafter, such Grantor shall be deemed to have represented and warranted as to each and all of such Receivables that:

(i) all representations and warranties of such Grantor set forth in this Agreement are true and correct in all material respects with respect to each such Receivable;

(ii) each Receivable represents a bona fide transaction completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same in all material respects, and all such invoices and other documents relating thereto are genuine and in all material respects what they purport to be;

(iii) each Receivable is valid and subsisting; that no amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Collateral Agent to the extent required by Section 7(h);

(iv) the amount of such Receivable represented as owing is not disputed and is not subject to any set-offs, credits, deductions or countercharges other than those arising in the ordinary course of business; and

(v) the goods giving rise to Accounts are not subject to any Lien, except in favor of the Collateral Agent and the Secured Parties and except as permitted by the Purchase Agreement and the Related Documents.

Section 7. Covenants. So long as any of the Securities Amounts remain unsatisfied, each Grantor agrees that:

(a) Such Grantor shall appear in and defend any action, suit or proceeding that may affect to a material extent its title to, or right or interest in, or Collateral Agent’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect in all material respects the Collateral.

(b) Such Grantor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

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(c) Such Grantor shall give prompt written notice to the Collateral Agent (and in any event not later than ten (10) days prior to any change described below in this subsection) of: (i) any change in the location of a Grantor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1 or Schedule 3; (iii) any change in its name; (iv) any changes in, additions to or other modifications of its trade names and trade styles set forth in Schedule 1 or Schedule 2; and (v) any changes in its identity or structure, including its jurisdiction of organization, in any manner that might make any financing statement filed hereunder incorrect or misleading.

(d) Such Grantor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where such Grantor operates.

(e) Such Grantor shall not surrender or lose possession of (other than to the Collateral Agent), sell, lease, rent or otherwise dispose of or transfer any of the Collateral or any right or interest therein, except in the ordinary course of business; provided that no such disposition or transfer of Collateral consisting of Investment Property or instruments shall be permitted while any Event of Default exists.

(f) Such Grantor shall keep the Collateral free of all Liens except Permitted Liens.

(g) Such Grantor shall maintain and preserve its corporate existence, its rights to transact business and all other rights, franchises and privileges necessary or reasonably desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Purchase Agreement or the Related Documents.

(h) Such Grantor shall (i) immediately deliver to the Collateral Agent appropriately endorsed or accompanied by appropriate instruments of transfer or assignment, all documents and instruments, all certificated securities with respect to any Investment Property, all letters of credit and all accounts and other rights to payment at any time evidenced by promissory notes, trade acceptances or other instruments; (ii) cause any securities intermediaries to show on their books that the Collateral Agent is the entitlement holder with respect to any Investment Property, and/or upon the request of the Collateral Agent obtain account control agreements in favor of the Collateral Agent from such securities intermediaries, in form and substance satisfactory to the Collateral Agent with respect to any Investment Property; (iii) mark all documents and chattel paper with such legends as the Collateral Agent shall reasonably specify; and (iv) obtain consents from any letter of credit issuers with respect to the assignment to the Collateral Agent of any letter of credit proceeds.

(i) If and when such Grantor shall obtain rights to any material new patents, trademarks, service marks, trade names, mask works or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, such Grantor (i) shall promptly notify the Collateral Agent thereof and (ii) hereby authorizes the Collateral Agent to modify, amend or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect to the perfection of any security interest therein granted pursuant to this Agreement.

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(j) The Grantor shall promptly notify the Collateral Agent of the establishment of any deposit account or other bank account.

(k) (i) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Collateral Agent and the Secured Parties, hold the same in trust for the Collateral Agent and the Secured Parties and deliver the same forthwith to the Collateral Agent in the exact form received, duly indorsed by such Grantor to the Collateral Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Collateral Agent so requests, signature guaranteed, to be held by the Collateral Agent, subject to the terms hereof, as additional collateral security for the Securities Amounts; provided that, notwithstanding anything in the foregoing to the contrary, no Grantor shall be required to deliver certificates evidencing more than 65% of the total outstanding Foreign Subsidiary Voting Stock. Any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Collateral Agent to be held by it hereunder as additional collateral security for the Securities Amounts, and in case any distribution of capital shall be made on or in respect of the Investment Property, or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Collateral Agent, be delivered to the Collateral Agent to be held by it hereunder as additional collateral security for the Securities Amounts. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Collateral Agent, hold such money or property in trust for the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Securities Amounts.

(ii) Without the prior written consent of the Collateral Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer, unless such securities are delivered to the Collateral Agent, concurrently with the issuance thereof, to be held by the Collateral Agent as Collateral, (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Purchase Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Collateral Agent to sell, assign or transfer any of the Pledged Collateral.

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(iii) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Stock issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Collateral Agent promptly in writing of the occurrence of any of the events described in Section 7(k)(i) with respect to the Pledged Stock issued by it and (iii) the terms of Sections 9(d) and 9(e) shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Sections 9(d) or 9(e) with respect to the Pledged Stock issued by it.

(iv) Each interest in any limited liability company or partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the UCC and shall be governed by the UCC.

(l) Such Grantor shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, services, materials and supplies) against, the Collateral except to the extent the validity thereof is being contested in good faith; provided that such Grantor shall in any event pay such taxes, assessments, charges, levies or claims not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Grantor or any of the Collateral as a result of the failure to make such payment.

(m) Such Grantor shall permit representatives of the Collateral Agent at any time during normal business hours to inspect and make abstracts from records of the Collateral, and each Grantor agrees to render to the Collateral Agent, at such Grantor’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto.

Section 8. Authorization; Collateral Agent Appointed Attorney-in-Fact. The Collateral Agent shall have the right to, in the name of any Grantor, or in the name of the Secured Parties or the Collateral Agent or otherwise, and each Grantor hereby constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful attorney-in-fact, with full power and authority to in the place and stead of such Grantor, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral may deem necessary or advisable to maintain, realize upon and preserve the Collateral and the Collateral Agent’s security interest, on behalf of the Secured Parties, therein and to accomplish the purposes of this Agreement, including, without limitation:

(a) upon the occurrence and during the continuance of an Event of Default, to obtain and adjust any insurance required to be maintained by such Grantor;

(b) upon the occurrence and during the continuance of an Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of an Event of Default, to receive, endorse and collect any drafts or other instruments, chattel paper and other documents in connection with clauses (a) and (b) above;

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(d) upon the occurrence and during the continuance of an Event of Default, to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce or protect the rights of a Secured Party with respect to any of the Collateral;

(e) to pay or discharge liens (other than liens permitted under this Agreement or the Purchase Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand;

(f) upon the occurrence and during the continuance of an Event of Default, to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; and

(g) upon the occurrence and during the continuance of an Event of Default, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and the Grantors’ expense, at any time or from time to time, all acts and things that the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

The foregoing power of attorney is coupled with an interest and irrevocable so long as the Securities Amounts have not been paid and performed in full. Each Grantor hereby ratifies, to the extent permitted by law, all that the Collateral Agent shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 8.

Section 9. Remedies.

(a) In addition to all other rights and remedies granted to it in this Agreement, the Purchase Agreement or any of the Related Documents, each Secured Party, through the Collateral Agent, shall be entitled to all rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral) and other applicable laws. Without limiting the generality of the foregoing, the Collateral Agent, at its sole discretion, may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate, (iv) take possession of any Grantor’s premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Grantor’s

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equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (iii) and collecting any obligation and (v) sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of the Grantors’ assets, without charge or liability to the Secured Parties therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk; provided, however, that the Grantors shall be credited with the net proceeds of sale only when such proceeds are finally collected by the Collateral Agent. The Collateral Agent shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption the Grantors hereby release, to the extent permitted by law. Each of the Secured Parties hereby authorizes the Collateral Agent to credit bid all or any part of the Securities Amounts owed to such Secured Party. The Collateral Agent shall make such bids in accordance with each Secured Party’s Pro Rata Share and shall hold any Collateral so acquired in trust on behalf of the Secured Parties in accordance with their respective Pro Rata Shares. The Grantors hereby agree that the sending of notice by ordinary mail, postage prepaid, to the address of the Grantors set forth herein, of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, shall be deemed reasonable notice thereof if such notice is sent ten (10) Business Days prior to the date of such sale or other disposition or the date on or after which such sale or other disposition may occur, provided that the Collateral Agent may provide the Grantors shorter notice or no notice, to the extent permitted by the UCC or other applicable law.

(b) Solely for the purpose of enabling the Collateral Agent to exercise its rights and remedies under this Agreement, effective upon the occurrence and during the continuance of an Event of Default, the Grantors hereby grant the Collateral Agent an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral.

(c) The cash proceeds actually received from the sale or other disposition or collection of the Collateral and any other amounts received in respect of the Collateral or the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of the Collateral Agent (including the reasonable costs and expenses of legal counsel) in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral; and second, to the payment of the Securities Amounts. Any surplus thereof that exists after payment and performance in full of the Securities Amounts shall be promptly paid over to the Grantors or otherwise disposed of in accordance with the UCC or other applicable law. The Grantors shall remain liable to the Collateral Agent and the Secured Parties for any deficiency that exists after any sale or other disposition or collection of the Collateral.

(d) (i) Unless an Event of Default shall have occurred and be continuing and the Collateral Agent shall have given notice to the relevant Grantor of the Collateral Agent’s intent to exercise its corresponding rights pursuant to Section 9(d)(ii), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock paid in the normal course of business of the relevant Issuer and consistent with past practice, to the

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extent permitted in the Purchase Agreement, and to exercise all voting and corporate rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast or corporate right exercised or other action taken which, in the Collateral Agent’s reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Purchase Agreement, this Agreement or any Related Document.

(ii) If an Event of Default shall occur and be continuing and the Collateral Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Collateral Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Collateral and make application thereof to the Securities Amounts in the order set forth in Section 9(c) and (ii) any or all of the Pledged Collateral shall be registered in the name of the Collateral Agent or its nominee, and the Collateral Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Collateral at any meeting of stockholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Collateral as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Pledged Collateral, and in connection therewith, the right to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(iii) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Collateral pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Collateral directly to the Collateral Agent.

(e) (i) If the Collateral Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 9(a), and if in the opinion of the Collateral Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act of 1933, as amended, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act of 1933, as amended, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold,

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and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions that the Collateral Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act of 1933, as amended.

(ii) Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers that will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities Laws, even if such Issuer would agree to do so.

(iii) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 9(e) valid and binding and in compliance with any and all other applicable laws. Each Grantor further agrees that a breach of any of the covenants contained in this Section 9(e) will cause irreparable injury to the Collateral Agent and the Secured Parties, that the Collateral Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9(e) shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Purchase Agreement.

(f) The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, subject to the Collateral Agent’s direction and control after the occurrence and during the continuance of an Event of Default, and the Collateral Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a collateral account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties at its discretion, and (ii) until so turned over, shall be held by such Grantor in trust for the Collateral Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

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(g) At any time after the occurrence and during the continuance of an Event of Default, at the Collateral Agent’s request, each Grantor shall deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions that gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

(h) At any time after the occurrence and during the continuance of an Event of Default, each Grantor will cooperate with the Collateral Agent to establish a system of lockbox accounts, under the sole dominion and control of the Collateral Agent, into which all Receivables shall be paid and from which all collected funds will be transferred to a Collateral Account.

(i) Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor hereby authorizes the Collateral Agent to notify each obligor on the Receivables that the Receivables have been assigned to the Collateral Agent for the ratable benefit of the Secured Parties as Collateral hereunder and to instruct such obligor to make all payments in respect thereof directly to the Collateral Agent or to the Collateral Account or as otherwise directed by the Collateral Agent.

Section 10. Certain Waivers. Each Grantor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder; and (ii) any right to require the Collateral Agent or any Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Securities Amounts, (C) to pursue any remedy in any Secured Party’s or Collateral Agent’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral.

Section 11. Notices. All notices or other communications hereunder shall be in writing (including by facsimile transmission) and mailed, sent or delivered to the respective parties hereto at or to their respective addresses or facsimile numbers set forth below their names on the signature pages hereof, or at or to such other address or facsimile number as shall be designated by any party in a written notice to the other parties hereto. All such notices and other communications shall be effective (i) if delivered by hand, when delivered; (ii) if sent by mail, upon the earlier of the date of receipt or five Business Days after deposit in the mail, first class (or air mail, with respect to communications to be sent to or from the United States); (iii) if sent by overnight mail, one day after deposit with the overnight courier; and (iv) if sent by facsimile transmission, when sent so long as a valid confirmation is received by sender.

Section 12. No Waiver; Cumulative Remedies. No failure on the part of any Secured Party or the Collateral Agent to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement, the Purchase Agreement and the Related Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any

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other right, remedy, power or privilege. The rights and remedies under this Agreement, the Purchase Agreement and the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to such Secured Party or the Collateral Agent.

Section 13. Binding Effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by any Grantor, any Secured Party, any Collateral Agent appointed hereunder and their respective successors and assigns.

Section 14. Governing Law and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the law of the State of California, without regard to the choice of law rules thereof, except to the extent the validity or perfection of the security interests hereunder, or the remedies hereunder, in respect of any Collateral are governed by the law of a jurisdiction other than California.

Section 15. Entire Agreement; Amendment and Waiver. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no amendment to this Agreement, or any waiver of any provision hereof, shall be effective unless it is in writing and signed by the Majority Secured Parties and (in the case of any amendment) each Grantor; except that no amendment, waiver or consent shall, unless in writing and additionally signed by the Collateral Agent affect the rights or duties of the Collateral Agent under this Agreement.

Section 16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

Section 17. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

Section 18. Termination. This Agreement shall be terminated upon indefeasible payment and performance in full of all Securities Amounts. Upon termination, the Secured Parties and the Collateral Agent, as applicable, shall promptly, at the cost of the Grantors, execute and deliver to the Grantors such documents and instruments reasonably requested by the Grantors as shall be necessary to evidence termination of all security interests given by the Grantors to the Secured Parties hereunder; provided, however, that the obligations under Section 4 hereof shall survive such termination.

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Section 19. Suretyship Waivers by Grantors, etc.

(a) Each Grantor agrees that its Securities Amounts are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Securities Amounts. In furtherance of the foregoing and without limiting the generality thereof, each Grantor agrees as follows: (i) Secured Parties may from time to time, without notice or demand and without affecting the validity or enforceability of the Purchase Agreement or any Related Document or giving rise to any limitation, impairment or discharge of such Grantor’s liability under the Purchase Agreement or any Related Document, (A) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Securities Amounts, (B) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Securities Amounts or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (C) request and accept guaranties of the Securities Amounts and take and hold other security for the payment of the Securities Amounts, (D) release, exchange, compromise, subordinate or modify, with or without consideration, any other security for payment of the Securities Amounts, any guaranties of the Securities Amounts, or any other obligation of any Person with respect to the Securities Amounts, (E) enforce and apply any other security now or hereafter held by or for the benefit of Secured Party in respect of the Securities Amounts and direct the order or manner of sale thereof, or exercise any other right or remedy that a Secured Party may have against any such security, as Secured Party in its discretion may determine consistent with the Purchase Agreement, the Related Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and (F) exercise any other rights available to such Secured Party under the Purchase Agreement and the Related Documents at law or in equity; and (ii) the Purchase Agreement, the Related Documents and the Securities Amounts shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Securities Amounts), including, without limitation, the occurrence of any of the following, whether or not such Grantor shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Securities Amounts or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Securities Amounts, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including, without limitation, provisions relating to events of default) of the Purchase Agreement, any of the Related Documents or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Securities Amounts, (C) the Securities Amounts, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Securities Amounts, even though a Secured Party might have elected to apply such payment to any part or all of the Securities Amounts, (E) any failure to perfect or continue perfection of a security interest in any other collateral that secures any of the Securities Amounts, (F) any defenses, set-offs or counterclaims that any Grantor may allege or assert against a Secured Party in respect of the Securities Amounts, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of any Grantor as an obligor in respect of the Securities Amounts.

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(b) Each Grantor hereby waives, for the benefit of the Secured Parties: (i) any right to require a Secured Party as a condition of payment or performance by such Grantor, to (A) proceed against such Grantor, any guarantor of the Securities Amounts or any other Person, (B) proceed against or exhaust any other security held from such Grantor, any guarantor of the Securities Amounts or any other Person, (C) proceed against or have resort to any balance of any deposit account or credit on the books of Secured Party of such Grantor or any other Person, or (D) pursue any other remedy in the power of Secured Party whatsoever; (ii) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of such Grantor including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Securities Amounts or any agreement or instrument relating thereto or by reason of the cessation of the liability of such Grantor from any cause other than payment in full of the Securities Amounts; (iii) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (iv) any defense based upon a Secured Party’s errors or omissions in the administration of the Securities Amounts, except behavior that amounts to bad faith; (v) (A) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of the Purchase Agreement, any Related Document and any legal or equitable discharge of such Grantor’s obligations under the Purchase Agreement or any Related Document, (B) the benefit of any statute of limitations affecting such Grantor’s liability hereunder or the enforcement of any Securities Amounts, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that a Secured Party protect, secure, perfect or insure any other security interest or lien or any property subject thereto; (vi) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, notices of default under the Purchase Agreement, any Related Document or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Securities Amounts or any agreement related thereto, notices of any extension of credit to such Grantor and notices of any of the matters referred to in the preceding paragraph and any right to consent to any thereof; and (vii) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of the Purchase Agreement or any Related Document.

(c) As used in this Section 19(c), any reference to “the principal” includes each Grantor, and any reference to “the creditor” includes each Secured Party. In accordance with Section 2856 of the California Civil Code (a) each Grantor waives any and all rights and defenses available to the Grantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code. No other provision of this Agreement shall be construed as limiting the generality of any of the covenants and waivers set forth in this Section 19.

(d) Until the Securities Amounts shall have been paid in full, each Grantor shall withhold exercise of (i) any claim, right or remedy, direct or indirect, that such Grantor now has or may hereafter have against the other Grantors or any of their assets in connection with the Purchase Agreement and the Related Documents or the performance by such

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Grantor of its obligations under the Purchase Agreement and the Related Documents, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including, without limitation, under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including without limitation (A) any right of subrogation, reimbursement or indemnification that a Grantor now has or may hereafter have against another Grantor, (B) any right to enforce, or to participate in, any claim, right or remedy that a Secured Party now has or may hereafter have against any Grantor, and (C) any benefit of, and any right to participate in, any other collateral or security now or hereafter held by a Secured Party and (ii) any right of contribution such Grantor may have against any other guarantor of the Securities Amounts. Each Grantor further agrees that, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Grantor may have against any other Grantor or against any other collateral or security, and any rights of contribution such Grantor may have against any such guarantor, shall be junior and subordinate to any rights a Secured Party may have against the other Grantors, to all right, title and interest a Secured Party may have in any such other collateral or security, and to any right a Secured Party, may have against any such guarantor.

(e) No Secured Party shall have any obligation to disclose or discuss with any Grantor its assessment, or such Grantor’s assessment, of the financial condition of any other Grantor. Each Grantor has adequate means to obtain information from the other Grantors on a continuing basis concerning the financial condition of the other Grantors and their ability to perform their obligations under the Purchase Agreement and the Related Documents, and such Grantor assumes the responsibility for being and keeping informed of the financial condition of the other Grantors and of all circumstances bearing upon the risk of nonpayment of the Securities Amounts. Each Grantor hereby waives and relinquishes any duty on the part of a Secured Party to disclose any matter, fact or thing relating to the business, operations or condition of the other Grantors now known or hereafter known by a Secured Party.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

GRANTORS:

ANESIVA, INC.

By:

Name:

Title:

Address:

ALGORX PHARMACEUTICALS, INC.

By:

Name:

Title:

Address:

SIGNATURE PAGE TO PLEDGE, SECURITY

AND COLLATERAL AGENT AGREEMENT

COLLATERAL AGENT:

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P., Its General Partner

By:	CMEA Ventures VII GP, LLC, Its General Partner

By:
Name:
Title: Manager

SECURED PARTIES:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C. Its General Partner

By:
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P.

By:	Alta California Management Partners III, LLC

By:
Managing Director

SIGNATURE PAGE TO PLEDGE, SECURITY

AND COLLATERAL AGENT AGREEMENT

ALTA EMBARCADERO PARTNERS III, LLC

By:
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP

By:	Alta Partners Management VIII, LLC

By:
Managing Director

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:
Name:
Title: Manager

CMEA VENTURES VII (PARALLEL), L.P.

By:	CMEA Ventures VII GP, L.P.,
Its General Partner

By:	CMEA Ventures VII GP, LLC,
Its General Partner

By:
Name:
Title: Manager

SIGNATURE PAGE TO PLEDGE, SECURITY

AND COLLATERAL AGENT AGREEMENT

INTERWEST PARTNERS VIII, LP
INTERWEST INVESTORS VIII, LP
INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC, General Partner

By:	Arnold L. Oronsky, Managing Director

SIGNATURE PAGE TO PLEDGE, SECURITY

AND COLLATERAL AGENT AGREEMENT

SCHEDULE 1

to the Pledge, Security and Collateral Agent Agreement

for Anesiva, Inc.

1.	Locations of Chief Executive Office and Other Locations, Including of Collateral

a.	Chief Executive Office and Principal Place of Business:

b.	Other locations where the Debtor conducts business or Collateral is kept:

2.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.

3.	Bank Accounts

4.	Organizational Identification Number; Federal Employer Identification Number.

5.	State of Incorporation; Prior Names.

6.	Assets in Possession of Third Parties. The following are names and addresses of all persons or entities other than the Grantors, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

7.	Existing Security Interests. The Grantors’ assets are subject to the following security interest of Persons other than the Collateral Agent:

8.	Tax Assessments. The following tax assessments are currently outstanding and unpaid:

9.	Guaranties. The Grantors have directly or indirectly guaranteed the following obligations of third parties:

10.	Subsidiaries. The Grantors have the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets):

S-1-1

11.	Securities; Instruments. The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Grantor (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

12.	Securities Accounts: The following is a complete list of all securities accounts maintained by the Grantors (provide name and address of brokerage firm, type of account and account number):

13.	Pledged Stock:

S-1-2

SCHEDULE 2

to the Security Agreement

for Anesiva, Inc.

1.	Patents and Patent Applications

2.	Copyrights and Copyright Applications

3.	Mask Works and Mask Work Applications

4.	Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications

S-2-1

SCHEDULE 3

Business Locations and Locations of Collateral

for Anesiva, Inc.

SCHEDULE 1

to the Pledge, Security and Collateral Agent Agreement

for AlgoRx Pharmaceuticals, Inc.

12.	Locations of Chief Executive Office and Other Locations, Including of Collateral

13.	Trade Names and Trade Styles; Other Corporate, Trade or Fictitious Names, Etc.

14.	Bank Accounts

15.	Organizational Identification Number; Federal Employer Identification Number.

16.	State of Incorporation; Prior Names.

17.	Assets in Possession of Third Parties. The following are names and addresses of all persons or entities other than the Grantors, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of instruments, chattel paper, inventory or equipment:

18.	Existing Security Interests. The Grantors’ assets are subject to the following security interest of Persons other than the Collateral Agent:

19.	Tax Assessments. The following tax assessments are currently outstanding and unpaid:

20.	Guaranties. The Grantors have directly or indirectly guaranteed the following obligations of third parties:

21.	Subsidiaries. The Grantors have the following subsidiaries (list jurisdiction and date of incorporation, federal employer identification number, type and value of assets):

S-1-1

22.	Securities; Instruments. The following is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Grantor (provide name of issuer, whether certificated or uncertificated, certificate no. (if applicable), number of shares):

12.	Securities Accounts: The following is a complete list of all securities accounts maintained by the Grantors (provide name and address of brokerage firm, type of account and account number):

13.	Pledged Stock:

S-1-2

SCHEDULE 2

to the Security Agreement

for AlgoRx Pharmaceuticals, Inc.

5.	Patents and Patent Applications

6.	Copyrights and Copyright Applications

7.	Mask Works and Mask Work Applications

8.	Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications

S-2-1

SCHEDULE 3

Business Locations and Locations of Collateral

for AlgoRx Pharmaceuticals, Inc.

EXHIBIT C

GUARANTY

This Guaranty is entered into as of January 20, 2009 by AlgoRx Pharmaceuticals, Inc., a Delaware corporation (the “Guarantor”), in favor of and for the benefit of the Investors under and as defined in the Purchase Agreement (as defined below) (the “Beneficiaries”) under that certain Securities Purchase Agreement, dated as of January 20, 2009, by and among Anesiva, Inc., a Delaware corporation (the “Company”), and the Beneficiaries (said Securities Purchase Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the “Purchase Agreement;” capitalized terms defined therein and not otherwise defined herein being used herein as therein defined).

1. Guaranty. (a) In order to induce the Beneficiaries to extend credit to the Company pursuant to the Purchase Agreement, the Guarantor irrevocably and unconditionally guaranties, as primary obligor and not merely as surety, the due and punctual payment in full of all Guarantied Amounts (as hereinafter defined) when the same shall become due, whether at stated maturity, by acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code). The term “Guarantied Amounts” is used herein in its most comprehensive sense and includes any and all obligations of Company in respect of notes, advances, borrowings, loans, debts, interest, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel and allocated costs of internal counsel), indemnities and liabilities of whatsoever nature now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising under or in connection with the Purchase Agreement, the Securities, this Guaranty and the other Related Documents, including those arising under successive borrowing transactions under the Purchase Agreement which shall either continue such obligations of the Company or from time to time renew them after they have been satisfied.

The Guarantor acknowledges that the Guarantied Amounts are being incurred for and will inure to the benefit of the Guarantor.

Any returns on any portion of the Guarantied Amounts that accrues after the commencement of any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Company (or, if returns on any portion of the Guarantied Amounts ceases to accrue by operation of law by reason of the commencement of said proceeding, such returns as would have accrued on such portion of the Guarantied Amounts if said proceeding had not been commenced) shall be included in the Guarantied Amounts because it is the intention of the Guarantor and the Beneficiaries that the Guarantied Amounts should be determined without regard to any rule of law or order that may relieve the Company of any portion of such Guarantied Amounts.

In the event that all or any portion of the Guarantied Amounts is paid by the Company, the obligations of the Guarantor hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) is rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guarantied Amounts.

Subject to the other provisions of this Section 1, upon the failure of the Company to pay any of the Guarantied Amounts when and as the same shall become due, the Guarantor will upon demand pay, or cause to be paid, in cash, to the Beneficiaries, an amount equal to the aggregate of the unpaid Guarantied Amounts. Such payments shall be made in accordance with the applicable provisions of the Purchase Agreement.

(b) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor under this Guaranty and the other Related Documents shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state or foreign law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor (x) in respect of intercompany indebtedness to the Company or other affiliates of the Company to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and (y) under any guaranty of subordinated indebtedness which guaranty contains a limitation as to maximum amount similar to that set forth in this Section 1(b), pursuant to which the liability of the Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Guarantor pursuant to applicable law or pursuant to the terms of any agreement.

(c) The Guarantor under this Guaranty, and each guarantor under other guaranties, if any, relating to the Purchase Agreement (the “Related Guaranties”) that contain a contribution provision similar to that set forth in this Section 1(c), together desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by the Guarantor under this Guaranty or a guarantor under a Related Guaranty, the Guarantor or such other guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the maximum amount permitted by law so as to maximize the aggregate amount of the Guarantied Amounts paid to the Beneficiaries.

2. Guaranty Absolute; Continuing Guaranty. The obligations of the Guarantor hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance that constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guarantied Amounts. In furtherance

2

of the foregoing, and without limiting the generality thereof, the Guarantor agrees that: (a) this Guaranty is a guaranty of payment when due and not of collectibility; (b) any Beneficiary may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default under the Purchase Agreement notwithstanding the existence of any dispute between the Company and any Beneficiary with respect to the existence of such event; (c) the obligations of the Guarantor hereunder are independent of the obligations of the Company under the Purchase Agreement and the Related Documents and the obligations of any other guarantor of obligations of the Company and a separate action or actions may be brought and prosecuted against the Guarantor whether or not any action is brought against the Company or any of such other guarantors and whether or not the Company is joined in any such action or actions; and (d) the Guarantor’s payment of a portion, but not all, of the Guarantied Amounts shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guarantied Amounts that has not been paid. This Guaranty is a continuing guaranty and shall be binding upon the Guarantor and its successors and assigns, and the Guarantor irrevocably waives any right (including, without limitation, any such right arising under California Civil Code Section 2815) to revoke this Guaranty as to future transactions giving rise to any Guarantied Amounts.

3. Actions by Beneficiaries. Any Beneficiary may from time to time, without notice or demand and without affecting the validity or enforceability of this Guaranty or giving rise to any limitation, impairment or discharge of the Guarantor’s liability hereunder, (a) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment of the Guarantied Amounts; (b) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guarantied Amounts or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (c) request and accept other guaranties of the Guarantied Amounts and take and hold security for the payment of this Guaranty or the Guarantied Amounts; (d) release, exchange, compromise, subordinate or modify, with or without consideration, any security for payment of the Guarantied Amounts, any other guaranties of the Guarantied Amounts, or any other obligation of any Person with respect to the Guarantied Amounts; (e) enforce and apply any security now or hereafter held by or for the benefit of any Beneficiary in respect of this Guaranty or the Guarantied Amounts and direct the order or manner of sale thereof, or exercise any other right or remedy that the Beneficiaries, or any of them, may have against any such security, as the Beneficiaries in their discretion may determine consistent with the Purchase Agreement, the Related Documents and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable; and (f) exercise any other rights available to the Beneficiaries, or any of them, under the Purchase Agreement or the Related Documents, at law or in equity.

4. No Discharge. This Guaranty and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guarantied Amounts), including without limitation the occurrence of any of the following, whether or not the Guarantor shall have had notice or knowledge of any of them: (a) any failure to

3

assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guarantied Amounts or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guarantied Amounts; (b) any waiver or modification of, or any consent to departure from, any of the terms or provisions of the Purchase Agreement, any of the Related Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guarantied Amounts; (c) the Guarantied Amounts, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (d) the application of payments received from any source to the payment of indebtedness other than the Guarantied Amounts, even though the Beneficiaries, or any of them, might have elected to apply such payment to any part or all of the Guarantied Amounts; (e) any failure to perfect or continue perfection of a security interest in any collateral that secures any of the Guarantied Amounts; (f) any defenses, set-offs or counterclaims that the Company may assert against any Beneficiary in respect of the Guarantied Amounts, including, but not limited to, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (g) any other act or thing or omission, or delay to do any other act or thing, that may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Guarantied Amounts.

5. Waivers. The Guarantor waives, for the benefit of the Beneficiaries: (a) any right to require the Beneficiaries, as a condition of payment or performance by the Guarantor, to (i) proceed against the Company, any other guarantor of the Guarantied Amounts or any other Person, (ii) proceed against or exhaust any security held from the Company, any other guarantor of the Guarantied Amounts or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of any Beneficiary in favor of the Company or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Company including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guarantied Amounts or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Company from any cause other than payment in full of the Guarantied Amounts; (c) any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guarantied Amounts, except behavior that amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, that are or might be in conflict with the terms of this Guaranty and any legal or equitable discharge of the Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any Lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Purchase Agreement or any agreement or instrument related thereto, notices of any renewal,

4

extension or modification of the Guarantied Amounts or any agreement related thereto, notices of any extension of credit to the Company and notices of any of the matters referred to in Sections 3 and 4 and any right to consent to any thereof; and (g) to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by law that limit the liability of or exonerate guarantors or sureties, or that may conflict with the terms of this Guaranty.

As used in this paragraph, any reference to “the principal” includes the Company, and any reference to “the creditor” includes each Beneficiary. In accordance with Section 2856 of the California Civil Code, the Guarantor waives any and all rights and defenses available to the Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code, including, without limitation, any and all rights or defenses the Guarantor may have because the Guarantied Amounts are or may be secured by real property. This means, among other things: (1) the creditor may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the principal and (2) if the creditor forecloses on any real property collateral pledged by the principal: (A) the amount of the Guarantied Amounts may be reduced only by the price for which the collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price and (B) the creditor may collect from the Guarantor even if the creditor, by foreclosing on the real property collateral, has destroyed any right the Guarantor may have to collect from the principal. This is an unconditional and irrevocable waiver of any right and defenses the Guarantor may have because the Guarantied Amounts are secured by real property. These rights and defenses include, but are not limited to, any rights and defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure. The Guarantor also waives all rights and defenses arising out of an election of remedies by the creditor, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a Guarantied Amount, has destroyed the Guarantor’s rights of subrogation and reimbursement against the principal by the operation of Section 580d of the Code of Civil Procedure or otherwise; and even though that election of remedies by the creditor, such as nonjudicial foreclosure with respect to security for an obligation of any other guarantor of any of the Guarantied Amounts, has destroyed the Guarantor’s rights of contribution against such other guarantor. No other provision of this Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph.

6. Guarantor’s Rights of Subrogation, Contribution, Etc.; Subordination of Other Obligations. Until the Guarantied Amounts shall have been paid in full, the Guarantor shall withhold exercise of (a) any claim, right or remedy, direct or indirect, that the Guarantor now has or may hereafter have against the Company or any of its assets in connection with this Guaranty or the performance by the Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under common law or otherwise and including, without limitation, (i) any right of subrogation, reimbursement or indemnification that the Guarantor now has or may hereafter have against the Company; (ii) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Company; and (iii) any benefit of, and any right to participate in, any

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collateral or security now or hereafter held by any Beneficiary and (b) any right of contribution the Guarantor now has or may hereafter have against any other guarantor of any of the Guarantied Amounts. The Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against the Company or against any collateral or security, and any rights of contribution the Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Beneficiaries may have against the Company, to all right, title and interest the Beneficiaries may have in any such collateral or security, and to any right the Beneficiaries may have against such other guarantor.

Any indebtedness of the Company now or hereafter held by the Guarantor is subordinated in right of payment to the Guarantied Amounts, and any such indebtedness of the Company to the Guarantor collected or received by the Guarantor after an Event of Default has occurred and is continuing, and any amount paid to the Guarantor on account of any subrogation, reimbursement, indemnification or contribution rights referred to in the preceding paragraph when all Guarantied Amounts have not been paid in full, shall be held in trust for the Beneficiaries and shall forthwith be paid over to the Beneficiaries to be credited and applied against the Guarantied Amounts.

7. Expenses. The Guarantor agrees to pay, or cause to be paid, on demand, and to save the Beneficiaries harmless against liability for, (i) any and all costs and expenses (including fees, costs of settlement and disbursements of counsel and allocated costs of internal counsel) incurred or expended by any Beneficiary in connection with the enforcement of or preservation of any rights under this Guaranty and (ii) any and all costs and expenses (including those arising from rights of indemnification) required to be paid by the Guarantor under the provisions of the Purchase Agreement or any Related Document.

8. Financial Condition of Company. No Beneficiary shall have any obligation, and the Guarantor waives any duty on the part of any Beneficiary, to disclose or discuss with the Guarantor its assessment, or the Guarantor’s assessment, of the financial condition of the Company or any matter or fact relating to the business, operations or condition of the Company. The Guarantor has adequate means to obtain information from the Company on a continuing basis concerning the financial condition of the Company and its ability to perform its obligations under the Purchase Agreement and the Related Documents, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Company and of all circumstances bearing upon the risk of nonpayment of the Guarantied Amounts.

9. Representations and Warranties. The Guarantor makes, for the benefit of the Beneficiaries, each of the representations and warranties made in the Purchase Agreement by the Company as to the Guarantor, its assets, financial condition, operations, organization, legal status, business and the Related Documents to which it is a party.

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10. Covenants. The Guarantor agrees that, so long as any part of the Guarantied Amounts shall remain unpaid, the Guarantor will, unless the Majority Investors shall otherwise consent in writing, perform or observe, and cause its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Purchase Agreement and the Related Documents state that the Company is to cause the Guarantor and such Subsidiaries to perform or observe.

11. Set Off. In addition to any other rights any Beneficiary may have under law or in equity, if any amount shall at any time be due and owing by the Guarantor to any Beneficiary under this Guaranty, such Beneficiary is authorized at any time or from time to time, without notice (any such notice being expressly waived), to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness of such Beneficiary owing to the Guarantor and any other property of the Guarantor held by a Beneficiary to or for the credit or the account of the Guarantor against and on account of the Guarantied Amounts and liabilities of the Guarantor to any Beneficiary under this Guaranty.

12. Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty, and no consent to any departure by the Guarantor therefrom, shall in any event be effective without the written concurrence of the Majority Investors and, in the case of any such amendment or modification, the Guarantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon each Beneficiary and each other holder of any Securities purchased under the Purchase Agreement at the time outstanding, each future holder of all such Securities and the Guarantor.

13. Miscellaneous. It is not necessary for the Beneficiaries to inquire into the capacity or powers of the Guarantor or the Company or the officers, directors or any agents acting or purporting to act on behalf of any of them.

The rights, powers and remedies given to the Beneficiaries by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to the Beneficiaries by virtue of any statute or rule of law or in the Purchase Agreement or any of the Related Documents or any agreement between the Guarantor and one or more Beneficiaries or between the Company and one or more Beneficiaries. Any forbearance or failure to exercise, and any delay by any Beneficiary in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

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THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE GUARANTOR AND THE BENEFICIARIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

This Guaranty shall inure to the benefit of the Beneficiaries and their respective successors and assigns.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE GUARANTOR ARISING OUT OF OR RELATING TO THIS GUARANTY MAY BE BROUGHT IN ANY STATE COURT OF COMPETENT JURISDICTION IN SAN FRANCISCO COUNTY, STATE OF CALIFORNIA, OR IN ANY FEDERAL COURT OF COMPETENT JURISDICTION IN THE NORTHERN DISTRICT FOR THE STATE OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY THE GUARANTOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS GUARANTY. The Guarantor agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to the Guarantor at its address set forth below its signature hereto, such service being acknowledged by the Guarantor to be sufficient for personal jurisdiction in any action against the Guarantor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Beneficiary to bring proceedings against the Guarantor in the courts of any other jurisdiction.

THE GUARANTOR AND THE BENEFICIARIES EACH AGREE TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE GUARANTOR AND THE BENEFICIARIES EACH (I) ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE GUARANTOR AND THE BENEFICIARIES TO ENTER INTO A BUSINESS RELATIONSHIP, THAT THE GUARANTOR AND THE BENEFICIARIES HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS GUARANTY AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (II) FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS

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IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS GUARANTY. In the event of litigation, this Guaranty may be filed as a written consent to a trial by the court.

14. Counterparts. This Guaranty may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes; but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Guarantor and the Beneficiaries have caused this Guaranty to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GUARANTOR:

ALGORX PHARMACEUTICALS, INC.

By:

Name:

Title:

Address:

BENEFICIARIES:

SOFINNOVA VENTURE PARTNERS VII, L.P.

By:	Sofinnova Management VII, L.L.C. Its General Partner

By:
Michael F. Powell, Managing General Partner

ALTA CALIFORNIA PARTNERS III, L.P.

By:	Alta California Management Partners III, LLC

By:
Managing Director

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ALTA EMBARCADERO PARTNERS III, LLC

By:
Vice President of Finance & Administration

ALTA PARTNERS VIII, LP

By:	Alta Partners Management VIII, LLC

By:
Managing Director

CMEA VENTURES VII, L.P.

By:	CMEA Ventures VII GP, L.P., Its General Partner

By:	CMEA Ventures VII GP, LLC, Its General Partner

By:
Name:
Title: Manager

CMEA VENTURES VII (PARALLEL), L.P.

By:	CMEA Ventures VII GP, L.P., Its General Partner

By:	CMEA Ventures VII GP, LLC, Its General Partner

By:
Name:
Title: Manager

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INTERWEST PARTNERS VIII, LP
INTERWEST INVESTORS VIII, LP
INTERWEST INVESTORS Q VIII, LP

By:	InterWest Management Partners VIII, LLC, General Partner

By: Arnold L. Oronsky, Managing Director

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EXHIBIT D

ANESIVA, INC.

AMENDED AND RESTATED EXECUTIVE CHANGE IN CONTROL AND

SEVERANCE BENEFIT PLAN

SECTION 1. INTRODUCTION.

The Anesiva, Inc. Amended and Restated Executive Change in Control and Severance Benefit Plan (the “Plan”) has been established effective July 29, 2005 (the “Effective Date”) and amended March 31, 2008 and January     , 2009. The purpose of the Plan is to provide for the payment to certain eligible executive employees of Anesiva, Inc. (the “Company”) of certain benefits in the event of a Change in Control (as such term is defined below) as well as severance benefits in the event that such employees are subject to qualifying employment terminations in connection with a Change in Control. This Plan shall supersede any change in control or severance benefit plan, policy, or practice previously maintained by the Company, other than an individually negotiated contract or agreement with the Company relating to change in control or severance benefits that is in effect on the effective date of a Change in Control or an employee’s termination date which provides benefits that the Plan Administrator (as such term is defined below), in its sole discretion, determines to be of greater value than the benefits provided for in this Plan, in which case such employee’s change in control benefit or severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 5(b) below does not entirely eliminate benefits under this Plan. This Plan shall not supersede any benefit provided pursuant to an equity compensation plan or program maintained by the Company. This document also constitutes the Summary Plan Description for the Plan.

SECTION 2. DEFINITIONS.

For purposes of the Plan, the following terms are defined as follows:

(a) “Base Salary” means the Eligible Employee’s annual base pay (excluding incentive pay, premium pay, commissions, overtime, bonuses and other forms of variable compensation), at the rate in effect during the last regularly scheduled payroll period immediately preceding the date of the Eligible Employee’s Covered Termination.

(b) “Board” means the Board of Directors of Anesiva, Inc.

(c) “Change in Control” means the occurrence of any one or more of the following events:

(i) any transaction or series of related transactions resulting in the sale or issuance of securities or any rights to securities of the Company representing in the aggregate more than fifty percent (50%) of the Company’s issued and outstanding voting securities, on a fully diluted basis, or any transaction or series of related transactions resulting in the sale, transfer, assignment or other conveyance or disposition of any securities or any rights to securities of the Company by any holder or holders thereof representing in the aggregate more than fifty percent (50%) of the issued and outstanding voting securities of the Company;

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(ii) a merger, consolidation, reorganization, recapitalization or share exchange (whether or not the Company is the surviving and continuing entity) in which the stockholders or equityholders of the Company immediately prior to such transaction receive, in exchange for securities of the Company owned by them (whether alone or together with cash, property or other securities), cash, property or securities of the resulting or surviving entity and as a result thereof persons who were holders of voting securities of the Company immediately prior to such transaction hold less than fifty percent (50%) of the issued and outstanding capital stock of the resulting or surviving entity entitled to vote in the election of directors, managers or similar governing body or otherwise;

(iii) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of fifty percent (50%) or more of the assets of the Company and its subsidiaries, on a consolidated basis, other than sales of inventory in good faith to customers for fair value in the ordinary course of business and dispositions of obsolete equipment not used or useful in the business of the Company and its subsidiaries; and

(iv) a sale, transfer, exclusive license, exclusive partnering arrangement or other disposition in a single transaction or series of related transactions of the Company’s Adlea assets.

The term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company. Once a Change in Control has occurred, no future events shall constitute a Change in Control for purposes of the Plan.

(d) “Change in Control Proceeds” means, with respect to any Change in Control and without duplication, all cash and the fair market value on the effective date of the Change in Control, as determined in good faith by the Board, of all other property paid or payable directly or indirectly by a third party or the Company to the Company’s stockholders (or to the Company in the case of a Change in Control structured as an asset sale, exclusive license or similar transaction) in consideration for their shares or any debt or equity-linked securities (e.g., warrants and options) held by the Company’s stockholders or any third party debt holders or holders of equity-linked securities (or in consideration of the assets of the Company in the case of a Change in Control structured as an asset sale, exclusive license or similar transaction), including, without limitation, amounts paid into escrow or subject to earn-outs or other contingencies, but expressly excluding (i) amounts payable to financial brokers or advisors in connection with any Change in Control or any other legal, accounting, investment banking, advisory or other third party fees or costs incurred by the Company or its affiliates in connection with the Change in Control, or (ii) the payment of principal and interest (but specifically not including any amount that may be due pursuant to Section 8.2 of the Securities Purchase Agreement, dated January 20, 2009 (the “Purchase Agreement”)) to the holders of those certain Securities issued pursuant to the Purchase Agreement (the “Securities”), or (iii) amounts payable under this Plan. For avoidance of doubt, Change in Control Proceeds shall not include (x) any amounts payable in cash or other consideration under consulting, employment or other arrangements between any acquirer and any employee, former employee, director or consultant of the Company or any of its affiliates for services rendered or to be rendered after the Change in Control or (y) the value of any Company debt repaid or assumed by the acquirer in connection with the Change in Control, other than any amount due pursuant to Section 8.2 of the Purchase Agreement to holders of the Securities.

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(e) “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Company” means Anesiva, Inc. or, following a Change in Control, the surviving entity resulting from such transaction.

(h) “Constructive Termination” means a voluntary termination of employment by an Eligible Employee after one of the following is undertaken without the Eligible Employee’s express written consent:

(i) the assignment to the Eligible Employee of any duties or responsibilities which results in a significant diminution in the Eligible Employee’s function as in effect immediately prior to the effective date of the Change in Control; provided, however, that a mere change in the Eligible Employee’s title shall not constitute a Constructive Termination;

(ii) a five percent (5%) or greater reduction by the Company in an Eligible Employee’s annual base salary, as in effect on the effective date of the Change in Control;

(iii) any failure by the Company to continue in effect any benefit plan or program, including fringe benefits, incentive plans and plans with respect to the receipt of securities of the Company, in which an Eligible Employee is participating immediately prior to the effective date of the Change in Control (hereinafter referred to as “Benefit Plans”); or the taking of any action by the Company that would adversely affect an Eligible Employee’s participation in or reduce the Eligible Employee’s benefits under the Benefit Plans; provided, however, that a “Constructive Termination” shall not exist under this paragraph following a Change in Control if the Company offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans; or

(iv) a relocation of an Eligible Employee’s business office to a location more than thirty-five (35) miles from the location at which the Eligible Employee performs duties as of the effective date of the Change in Control, except for required travel by the Eligible Employee on the Company’s business to an extent substantially consistent with the Eligible Employee’s business travel obligations prior to the Change in Control.

(i) “Covered Termination” means either (A) an Involuntary Termination Without Cause which occurs within three (3) months prior to or twelve (12) months following the effective date of a Change in Control, or (B) a Constructive Termination which occurs within twelve (12) months following the effective date of a Change in Control. Termination of employment of an Eligible Employee due to death or disability shall not constitute a Covered Termination unless a voluntary termination of employment by the Eligible Employee immediately prior to the Eligible Employee’s death or disability would have qualified as a Constructive Termination.

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(j) “Eligible Employee” means an individual (A) who is employed by the Company as an officer; and (B) who is designated by the Board as an Eligible Employee.

(k) “Entity” means a corporation, partnership or other entity.

(l) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(m) “Involuntary Termination Without Cause” means an involuntary termination by the Company of an Eligible Employee’s employment relationship with the Company for any reason other than the following:

(i) the Eligible Employee has committed an act that materially injures the business of the Company;

(ii) the Eligible Employee has refused or failed to follow lawful and reasonable directions of the Board or the appropriate individual to whom the Eligible Employee reports, without cure within fifteen (15) days following receipt by the Eligible Employee of written notice from the Company or the Board specifying the particulars of the Eligible Employee’s conduct;

(iii) the Eligible Employee has willfully or habitually neglected the Eligible Employee’s duties with the Company, without cure within fifteen (15) days following receipt by the Eligible Employee of written notice from the Company or the Board specifying the particulars of the Eligible Employee’s conduct;

(iv) the Eligible Employee has been convicted of a felony; or

(v) the Eligible Employee has committed a fraud, misappropriation, embezzlement or other act of gross dishonesty that resulted in loss, damage or injury to the Company.

(n) “Own,” “Owned,” “Owner,” “Ownership” A person or Entity shall be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(o) “Plan Administrator” means the Board or any committee duly authorized by the Board to administer the Plan. The Plan Administrator may, but is not required to be, the Compensation Committee of the Board. The Board may at any time administer the Plan, in whole or in part, notwithstanding that the Board has previously appointed a committee to act as the Plan Administrator.

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(p) “Pro Rata Amount” means the percentage of Change in Control Proceeds for each Eligible Employee designated by the Board.

(q) “Subsidiary” means, with respect to the Company, (A) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (B) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

SECTION 3. ELIGIBILITY FOR BENEFITS.

(a) General Rules. Subject to the limitations set forth in this Section 3 and Section 5, in the event of a Covered Termination, the Company shall provide the severance benefits described in Section 4 to each effected Eligible Employee.

(b) Exceptions to Benefit Entitlement. An employee, including an employee who otherwise is an Eligible Employee, will not receive benefits under the Plan (or will receive reduced benefits under the Plan) in the following circumstances, as determined by the Plan Administrator in its sole discretion:

(i) With respect to the benefits provided pursuant to Section 4(a)(i):

(1) The employee has executed an individually negotiated employment contract or agreement with the Company relating to change in control benefits (except those provided pursuant to an equity compensation plan or program maintained by the Company) that is in effect on the effective date of a Change in Control and which provides benefits that the Plan Administrator, in its sole discretion, determines to be of greater value than the benefits provided for in this Plan, in which case such employee’s change in control benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 5(b) below does not entirely eliminate benefits under this Plan.

(ii) With respect to the benefits provided pursuant to Section 4(a)(ii):

(1) The employee has executed an individually negotiated employment contract or agreement with the Company relating to severance or change in control benefits (except those provided pursuant to an equity compensation plan or program maintained by the Company) that is in effect on his or her termination date and which provides benefits that the Plan Administrator, in its sole discretion, determines to be of greater value than the benefits provided for in this Plan, in which case such employee’s severance or change in control benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement and shall be governed by this Plan only to the extent that the reduction pursuant to Section 5(b) below does not entirely eliminate benefits under this Plan.

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(2) The employee is entitled to receive benefits under another severance benefit plan maintained by the Company (e.g., the Anesiva, Inc. Severance Benefit Plan).

(3) The employee’s employment terminates or is terminated for any reason other than a Covered Termination.

(4) The employee voluntarily terminates employment with the Company in order to accept employment with another entity that is controlled (directly or indirectly) by the Company or is otherwise an affiliate of the Company.

(5) The employee does not confirm in writing that he or she shall be subject to the Company’s proprietary information or confidentiality agreement with the Company.

(6) The employee is rehired by the Company prior to the date benefits under the Plan are scheduled to commence.

(7) The employee is offered an identical or substantially equivalent or comparable position with the Company or a successor pursuant to a Change in Control. For purposes of the foregoing, a “substantially equivalent or comparable position” is one that offers the employee substantially the same level of responsibility and compensation; provided, however, that an employee shall not be considered to be offered a “substantially equivalent or comparable position” if a voluntary termination by the employee would constitute Constructive Termination.

(c) Termination of Benefits. An Eligible Employee’s right to receive benefits under this Plan shall terminate immediately if, at any time prior to or during the period for which the Eligible Employee is receiving benefits hereunder, the Eligible Employee, without the prior written approval of the Plan Administrator:

(i) With respect to the benefits provided pursuant to Section 4(a)(i):

(1) willfully breaches a material provision of the Eligible Employee’s proprietary information or confidentiality agreement with the Company.

(ii) With respect to the benefits provided pursuant to Section 4(a)(ii):

(1) willfully breaches a material provision of the Eligible Employee’s proprietary information or confidentiality agreement with the Company, as referenced in Section 3(b)(v);

(2) encourages or solicits any of the Company’s then current employees to leave the Company’s employ for any reason or interferes in any other manner with employment relationships at the time existing between the Company and its then current employees; or

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(3) induces any of the Company’s then current clients, customers, suppliers, vendors, distributors, licensors, licensees or other third party to terminate their existing business relationship with the Company or interferes in any other manner with any existing business relationship between the Company and any then current client, customer, supplier, vendor, distributor, licensor, licensee or other third party.

SECTION 4. AMOUNT OF BENEFITS.

(a) Benefits. The Company shall provide benefits to each Eligible Employee in an amount equal to the greater of the amounts set forth in Section 4(a)(i) or 4(a)(ii) set forth below, as applicable.

(i) Cash Payment in a Change in Control. In the event a Change in Control occurs, the Company shall provide the benefits in this Section 4(a)(i).

(1) In the event Change in Control Proceeds are less than or equal to $30,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 9.0% of the Change in Control Proceeds;

(2) In the event Change in Control Proceeds are greater than $30,000,000 but less than or equal to $50,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 10.0% of the Change in Control Proceeds;

(3) In the event Change in Control Proceeds are greater than $50,000,000 but less than or equal to $100,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 11.0% of the Change in Control Proceeds; or

(4) In the event Change in Control Proceeds are greater than $100,000,000, such Eligible Employee’s Pro Rata Amount of an aggregate of 12.0% of the Change in Control Proceeds.

(ii) Benefits in Connection with a Covered Termination. In the event an Eligible Employee’s employment with the Company terminates due to a Covered Termination, the Company shall provide the benefits in this Section 4(a)(ii).

(1) Cash Severance Benefits. The Company shall make cash severance payments to each Eligible Employee in an amount equal to the following:

a. For the CEO (i) two times the Eligible Employee’s Base Salary, as in effect on the date of a Covered Termination, or, if higher, as in effect immediately prior to the Change in Control, plus (ii) the Eligible Employee’s maximum annual target cash bonus, as in effect on the date of a Covered Termination, or, if higher, as in effect immediately prior to the Change in Control (the “Target Bonus”).

b. For officers other than the CEO (i) one times the Eligible Employee’s Base Salary, as in effect on the date of a Covered Termination, or, if higher, as in effect immediately prior to the Change in Control, plus (ii) the Eligible Employee’s Target Bonus, as defined above

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(2) Health Continuation Coverage.

a. Provided that the Eligible Employee is eligible for, and has made an election at the time of the Covered Termination pursuant to COBRA under a health, dental, or vision plan sponsored by the Company, each such Eligible Employee shall be entitled to payment by the Company of all of the applicable premiums (inclusive of premiums for the Eligible Employee’s dependents for such health, dental, or vision plan coverage as in effect immediately prior to the date of the Covered Termination) for such health, dental, or vision plan coverage for a period of six (6) months following the date of the Covered Termination, with such coverage counted as coverage pursuant to COBRA.

b. No such premium payments (or any other payments for health, dental, or vision coverage by the Company) shall be made following the effective date of the Eligible Employee’s coverage by a health, dental, or vision insurance plan of a subsequent employer. Each Eligible Employee shall be required to notify the Plan Administrator immediately if the Eligible Employee becomes covered by a health, dental, or vision insurance plan of a subsequent employer. Upon the conclusion of such period of insurance premium payments made by the Company, the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period.

c. For purposes of this Section 4(a)(ii)(2), (A) references to COBRA shall be deemed to refer also to analogous provisions of state law, and (B) any applicable insurance premiums that are paid by the Company shall not include any amounts payable by the Eligible Employee under an Internal Revenue Code Section 125 health care reimbursement plan, which amounts, if any, are the sole responsibility of the Eligible Employee.

(3) Outplacement Assistance. Each Eligible Employee shall receive outplacement services for a period of three months to assist the Eligible Employee in finding new employment. Such services shall commence not later than three months after the Eligible Employee’s termination date.

(4) Other Employee Benefits. All other benefits (such as life insurance, disability coverage, and 401(k) plan coverage) shall terminate as of the Eligible Employee’s termination date (except to the extent that a conversion privilege may be available thereunder).

(5) Additional Benefits. Notwithstanding the foregoing, the Plan Administrator may, in its sole discretion, provide benefits in addition to those pursuant to Sections 4(a)(ii)(1), 4(a)(ii)(2), and 4(a)(ii)(3) to Eligible Employees or employees who are not Eligible Employees (“Non-Eligible Employees”) chosen by the Plan Administrator, in its sole discretion, and the provision of any such benefits to an Eligible Employee or a Non-Eligible Employee shall in no way obligate the Company to provide such benefits to any other Eligible Employee or to any other Non-Eligible Employee, even if similarly situated. If benefits under the Plan are provided to a Non-Eligible Employee, references in the Plan to “Eligible Employee” (with the exception of Sections 4(a)(ii)(1), 4(a)(ii)(2), and 4(a)(ii)(3)) shall be deemed to refer to such Non-Eligible Employee.

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SECTION 5. LIMITATIONS ON BENEFITS.

(a) Release. In order to be eligible to receive benefits under Section 4 of the Plan, an Eligible Employee must execute a general waiver and release in substantially the form attached hereto as Exhibit A, Exhibit B, or Exhibit C, as appropriate, and such release must become effective in accordance with its terms. Unless a Change in Control has occurred, the Plan Administrator, in its discretion, may modify the form of the required release to comply with applicable law and shall determine the form of the required release, which may be incorporated into a termination agreement or other agreement with the Eligible Employee.

(b) Certain Reductions. The Plan Administrator, in its sole discretion, shall have the authority to reduce an Eligible Employee’s benefits, in whole or in part, by any other benefits, pay in lieu of notice, or other similar benefits payable to the Eligible Employee by the Company that become payable in connection with a Change in Control or the Eligible Employee’s termination of employment pursuant to (i) any applicable legal requirement, including, without limitation, the Worker Adjustment and Retraining Notification Act (the “WARN Act”), (ii) a written employment or severance agreement with the Company, or (iii) any Company policy or practice providing for the Eligible Employee to remain on the payroll for a limited period of time after being given notice of the termination of the Eligible Employee’s employment. The benefits provided in Section 4(a)(ii) under this Plan are intended to satisfy, in whole or in part, any and all statutory obligations that may arise out of an Eligible Employee’s termination of employment, and the Plan Administrator shall so construe and implement the terms of the Plan. The Plan Administrator’s decision to apply such reductions to the severance benefits of one Eligible Employee and the amount of such reductions shall in no way obligate the Plan Administrator to apply the same reductions in the same amounts to the severance benefits of any other Eligible Employee, even if similarly situated. In the Plan Administrator’s sole discretion, such reductions may be applied on a retroactive basis, with severance benefits previously paid being re-characterized as payments pursuant to the Company’s statutory obligation.

(c) Parachute Payments. Except as otherwise provided in an agreement between an Eligible Employee and the Company, if any payment or benefit the Eligible Employee would receive in connection with a Change in Control from the Company or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of Section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax, or (y) the largest portion, up to and including the total, of the Payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in the Eligible Employee’s receipt of the greatest economic benefit notwithstanding that all or some portion of the Payment may be subject to the Excise Tax. If a reduction in payments or benefits constituting “parachute payments” is necessary so that the Payment equals the Reduced Amount, reduction shall occur in a manner necessary to provide the Eligible Employee with the greatest economic benefit. If more than one manner of reduction of payments or benefits necessary to arrive at the Reduced Amount yields the greatest economic benefit, the payments and benefits shall be reduced pro rata.

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(d) Mitigation. Except as otherwise specifically provided herein, an Eligible Employee shall not be required to mitigate damages or the amount of any payment provided under this Plan by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Plan be reduced by any compensation earned by an Eligible Employee as a result of employment by another employer or any retirement benefits received by such Eligible Employee after the date of the Eligible Employee’s termination of employment with the Company, except for health continuation coverage provided pursuant to Section 4(a)(ii)(2).

(e) Non-Duplication of Benefits. Except as otherwise specifically provided for herein, no Eligible Employee is eligible to receive benefits under this Plan more than one time. This Plan is designed to provide certain severance pay and change in control benefits to Eligible Employees pursuant to the terms and conditions set forth in this Plan. The payments pursuant to this Plan are in addition to, and not in lieu of, any unpaid salary, bonuses or benefits to which an Eligible Employee may be entitled for the period ending with the Eligible Employee’s Covered Termination.

SECTION 6. TIME OF PAYMENT AND FORM OF BENEFITS.

(a) General Rules. The Plan Administrator reserves the right to determine whether cash severance benefits under the Plan pursuant to Section 4(a)(ii), if any, shall be paid in a single lump sum or in installments, or in any other form, and to choose the timing of such payments. Benefits pursuant to Section 4(a)(i) shall be paid on the same schedule and under the same terms and condition as apply to payments to secured debtholders and stockholders of the Company in the Change in Control. In no event shall payment of any benefit pursuant to Section 4(a)(ii) be made prior to the Eligible Employee’s termination date or prior to the effective date of the release described in Section 5(a).

(b) Application of Section 409A. In the event that (i) any benefit provided under Section 4(a)(i), (ii) cash severance benefit provided under Section 4(a)(ii)(1), (iii) the health continuation coverage provided under Section 4(a)(ii)(2), or (iv) the outplacement benefit provided under Section 4(a)(ii)(3), fails to satisfy the distribution requirement of Section 409A(a)(2)(A) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, the payment of such benefit shall be accelerated to the minimum extent necessary so that the benefit is not subject to the provisions of Section 409A(a)(1) of the Code. (The payment schedule as revised after the application of the preceding sentence shall be referred to as the “Revised Payment Schedule.”) However, in the event the payment of benefits pursuant to the Revised Payment Schedule would be subject to Section 409A(a)(1) of the Code, the payment of such benefits shall not be paid pursuant to the original payment schedule or Revised Payment Schedule and instead the payment of such benefits shall be delayed to the minimum extent necessary so that such benefits are not subject to the provisions of Section 409A(a)(1) of the Code. The Plan Administrator may attach conditions to or adjust the amounts paid pursuant to this Section 6(b) to preserve, as closely as possible, the economic consequences that would have applied in the absence of this Section 6(b); provided, however, that no such condition shall result in the payments being subject to Section 409A(a)(1) of the Code. Payments pursuant to Section 4(a)(i) shall be paid, if at all, no later than five years after the consummation of the Change in Control. No Eligible Employee shall have the right to receive payments pursuant to Section 4(a)(i) more than five years after the consummation of the Change in Control. It is the intention that payments hereunder shall be paid pursuant to Treasury Regulation Section 1.409A-3(i)(5)(iv)(A). The Plan Administrator should interpret this Plan in compliance with Section 409A of the Code.

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(c) Tax Withholding. All such payments under the Plan will be subject to applicable withholding for federal, state and local income and employment taxes.

(d) Indebtedness of Eligible Employees. If an Eligible Employee is indebted to the Company on the effective date of his or her Covered Termination, the Plan Administrator reserves the right to offset any severance payments under the Plan by the amount of such indebtedness.

SECTION 7. REEMPLOYMENT.

In the event of an Eligible Employee’s reemployment by the Company during the period of time in respect of which severance benefits pursuant to Sections 4(a)(ii)(1), 4(a)(ii)(2), and 4(a)(ii)(3) have been paid, the Plan Administrator, in its sole and absolute discretion, may require such Eligible Employee to repay to the Company all or a portion of such severance benefits as a condition of reemployment.

SECTION 8. RIGHT TO INTERPRET PLAN; AMENDMENT AND TERMINATION.

(a) Exclusive Discretion. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

(b) Amendment or Termination. The Company reserves the right to amend or terminate this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall occur following a Change in Control or a Covered Termination as to any Eligible Employee who would be adversely affected by such amendment or termination unless such Eligible Employee consents in writing to such amendment or termination. Any action amending or terminating the Plan shall be in writing and executed by the Plan Administrator.

SECTION 9. NO IMPLIED EMPLOYMENT CONTRACT.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company, or (ii) to interfere with the right of the Company to discharge any employee or other person at any time, with or without cause, which right is hereby reserved.

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SECTION 10. LEGAL CONSTRUCTION.

This Plan is intended to be governed by and shall be construed in accordance with ERISA and, to the extent not preempted by ERISA, the laws of the State of California.

SECTION 11. CLAIMS, INQUIRIES AND APPEALS.

(a) Applications for Benefits and Inquiries. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing by an applicant (or his or her authorized representative). The Plan Administrator is set forth in Section 13(d).

(b) Denial of Claims. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must provide the applicant with written or electronic notice of the denial of the application, and of the applicant’s right to review the denial. Any electronic notice will comply with the regulations of the U.S. Department of Labor. The notice of denial will be set forth in a manner designed to be understood by the applicant and will include the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a description of any additional information or material that the Plan Administrator needs to complete the review and an explanation of why such information or material is necessary; and

(iv) an explanation of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA following a denial on review of the claim, as described in Section 11(d) below.

This notice of denial will be given to the applicant within ninety (90) days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional ninety (90) days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial ninety (90) day period.

This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application.

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(c) Request for a Review. Any person (or that person’s authorized representative) for whom an application for benefits is denied, in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within sixty (60) days after the application is denied. A request for a review shall be in writing and shall be addressed to:

Anesiva, Inc.

Attn: Chief Executive Officer

650 Gateway Boulevard

South San Francisco, CA 94080

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The applicant (or his or her representative) shall have the opportunity to submit (or the Plan Administrator may require the applicant to submit) written comments, documents, records, and other information relating to his or her claim. The applicant (or his or her representative) shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim. The review shall take into account all comments, documents, records and other information submitted by the applicant (or his or her representative) relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(d) Decision on Review. The Plan Administrator will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60) day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the review. The Plan Administrator will give prompt, written or electronic notice of its decision to the applicant. Any electronic notice will comply with the regulations of the U.S. Department of Labor. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the applicant, the following:

(i) the specific reason or reasons for the denial;

(ii) references to the specific Plan provisions upon which the denial is based;

(iii) a statement that the applicant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to his or her claim; and

(iv) a statement of the applicant’s right to bring a civil action under Section 502(a) of ERISA.

(e) Rules and Procedures. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial of benefits to do so at the applicant’s own expense.

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(f) Exhaustion of Remedies. No legal action for benefits under the Plan may be brought until the applicant (i) has submitted a written application for benefits in accordance with the procedures described by Section 11(a) above, (ii) has been notified by the Plan Administrator that the application is denied, (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 11(c) above, and (iv) has been notified that the Plan Administrator has denied the appeal. Notwithstanding the foregoing, if the Plan Administrator does not respond to an applicant’s claim or appeal within the relevant time limits specified in this Section 11, the applicant may bring legal action for benefits under the Plan pursuant to Section 502(a) of ERISA.

SECTION 12. BASIS OF PAYMENTS TO AND FROM PLAN.

The Plan shall be unfunded, and all benefits hereunder shall be paid only from the general assets of the Company.

SECTION 13. OTHER PLAN INFORMATION.

(a) Employer and Plan Identification Numbers. The Employer Identification Number assigned to the Company (which is the “Plan Sponsor” as that term is used in ERISA) by the Internal Revenue Service is 77-0503399. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 511.

(b) Ending Date for Plan’s Fiscal Year. The date of the end of the fiscal year for the purpose of maintaining the Plan’s records is December 31.

(c) Agent for the Service of Legal Process. The agent for the service of legal process with respect to the Plan is:

Anesiva, Inc.

Attn: Chief Executive Officer

650 Gateway Boulevard

South San Francisco, CA 94080

(d) Plan Sponsor and Administrator. The “Plan Sponsor” and the “Plan Administrator” of the Plan is:

Anesiva, Inc.

Attn: Chief Executive Officer

650 Gateway Boulevard

South San Francisco, CA 94080

The Plan Sponsor’s and Plan Administrator’s telephone number is (650) 624-9600. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 14. STATEMENT OF ERISA RIGHTS.

Participants in this Plan (which is a welfare benefit plan sponsored by Anesiva, Inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan for the purposes of this Section 14 and, under ERISA, you are entitled to:

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(a) Receive Information About Your Plan and Benefits

(i) Examine, without charge, at the Plan Administrator’s office and at other specified locations, such as worksites, all documents governing the Plan and a copy of the latest annual report (Form 5500 Series), if applicable, filed by the Plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration;

(ii) Obtain, upon written request to the Plan Administrator, copies of documents governing the operation of the Plan and copies of the latest annual report (Form 5500 Series), if applicable, and an updated (as necessary) Summary Plan Description. The Administrator may make a reasonable charge for the copies; and

(iii) Receive a summary of the Plan’s annual financial report, if applicable. The Plan Administrator is required by law to furnish each participant with a copy of this summary annual report.

(b) Prudent Actions By Plan Fiduciaries. In addition to creating rights for Plan participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate the Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries. No one, including your employer, your union or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA.

(c) Enforce Your Rights.

(i) If your claim for a Plan benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.

(ii) Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents or the latest annual report from the Plan, if applicable, and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

(iii) If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court.

(iv) If you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

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(d) Assistance With Your Questions. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

SECTION 15. GENERAL PROVISIONS.

(a) Notices. Any notice, demand or request required or permitted to be given by either the Company or an Eligible Employee pursuant to the terms of this Plan shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid, and addressed to the parties, in the case of the Company, at the address set forth in Section 11(a) and, in the case of an Eligible Employee, at the address as set forth in the Company’s employment file maintained for the Eligible Employee as previously furnished by the Eligible Employee or such other address as a party may request by notifying the other in writing.

(b) Transfer and Assignment. The rights and obligations of an Eligible Employee under this Plan may not be transferred or assigned without the prior written consent of the Company. This Plan shall be binding upon any surviving entity resulting from a Change in Control and upon any other person who is a successor by merger, acquisition, consolidation or otherwise to the business formerly carried on by the Company without regard to whether or not such person or entity actively assumes the obligations hereunder.

(c) Waiver. Any Party’s failure to enforce any provision or provisions of this Plan shall not in any way be construed as a waiver of any such provision or provisions, nor prevent any Party from thereafter enforcing each and every other provision of this Plan. The rights granted the Parties herein are cumulative and shall not constitute a waiver of any Party’s right to assert all other legal remedies available to it under the circumstances.

(d) Severability. Should any provision of this Plan be declared or determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

(e) Section Headings. Section headings in this Plan are included for convenience of reference only and shall not be considered part of this Plan for any other purpose.

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SECTION 16. EXECUTION.

To record the adoption of the Plan as set forth herein, Anesiva, Inc. has caused its duly authorized officer to execute the same as of the Effective Date.

ANESIVA, INC.

By:
Title:	Chief Executive Officer

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For Employees Age 40 or Older

Individual Termination

EXHIBIT A

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Anesiva, Inc. Executive Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release Anesiva, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a)

1

For Employees Age 40 or Older

Individual Termination

my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”). Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than twenty-one (21) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2

For Employees Age 40 or Older

Group Termination

EXHIBIT B

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Anesiva, Inc. Executive Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release Anesiva, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA (“ADEA Waiver”). I also acknowledge that the consideration given for the ADEA Waiver is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my ADEA Waiver does not apply to any rights or claims that arise after the date I sign this Release; (b) I should consult with an attorney prior to signing this Release; (c) I have forty-five (45) days to consider this Release (although I may choose to voluntarily sign it sooner); (d) I have seven (7) days following the date I sign this Release to revoke the ADEA Waiver; and (e) the ADEA Waiver will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after I sign this Release (“Effective Date”). Nevertheless, my general release of claims, except for the ADEA Waiver, is effective immediately, and not revocable.

1

For Employees Age 40 or Older

Group Termination

I have received with this Release a detailed list of the job titles and ages of all employees who were terminated in this group termination and the ages of all employees of the Company in the same job classification or organizational unit who were not terminated.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than forty-five (45) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2

EXHIBIT C

RELEASE AGREEMENT

I understand and agree completely to the terms set forth in the Anesiva, Inc. Executive Change in Control and Severance Benefit Plan (the “Plan”).

I understand that this Release, together with the Plan, constitutes the complete, final and exclusive embodiment of the entire agreement between the Company and me with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated therein. Certain capitalized terms used in this Release are defined in the Plan.

I hereby confirm my obligations under the Company’s proprietary information and inventions agreement.

Except as otherwise set forth in this Release, I hereby generally and completely release Anesiva, Inc. and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring prior to my signing this Agreement. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company, or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act (as amended); provided, however, that nothing in this paragraph shall be construed in any way to release the Company from its obligation to indemnify me pursuant to agreement or applicable law.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims hereunder.

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I acknowledge that to become effective, I must sign and return this Release to the Company so that it is received not later than fourteen (14) days following the date it is provided to me.

EMPLOYEE

Name:

Date:

2